PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular  Amendment No. 2 dated January 29, 2020

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

CONCREIT FUND I LLC

Sponsored by Concreit Inc.

Up to $50,000,000 in Investor Shares

Concreit Fund I LLC, (the “Company”, “we”, “us”, “our” and Concreit) is a newly organized Delaware limited liability company formed to invest in and manage a diversified portfolio of commercial real estate investments located in the United States and Real Estate-Related Securities (as defined herein). We expect to use substantially all of the net proceeds from this offering (the “Offering”) to originate, structure and acquire (i) commercial real estate, including industrial, multifamily, office, retail and other real property types (“Direct CRE”) and (ii) real estate-related securities, including equity and debt securities of both publicly traded and private companies, including REITs and pass-through entities that own real property or loans secured by real estate, including investments in commercial mortgage-backed securities and derivative instruments (“Real Estate-Related Securities,” collectively with Direct CRE sometimes referred to as “Real Estate Investments”).

We are externally managed by Concreit Fund Management LLC (the “Manager”) which is a wholly owned subsidiary of our sponsor, Concreit Inc. (the “Sponsor” or “Concreit Inc.”). Our Sponsor owns and operates an online investment platform www.concreit.com (the “Concreit Platform”) and the investment mobile application (the “Concreit App”) that allows potential investors to become equity holders in real estate opportunities that may have been historically difficult to access for most retail investors. Through the use of the Concreit Platform and Concreit App, investors can browse and screen real estate investments, view details of an investment and sign legal documents online. We intend to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2020.

We are offering up to $50,000,000 in our limited liability company membership interests (the “Investor Shares”) to the public at $1.00 per share. The minimum investment amount in our Investor Shares for initial purchases is 1 Investor Share, or $1.00 based on the current NAV per Investor Share (as defined herein). In addition, our Sponsor has purchased an aggregate of 10,000 common shares (the “Common Shares”) at a price equal to the initial public offering price in connection with our formation, for net proceeds to us of $10,000. We expect to offer Investor Shares in this Offering until we raise the maximum amount being offered, unless terminated by our Manager at an earlier time. As of the date of this Offering Circular, the per Investor Share purchase price will be $1.00 per share, an amount that was determined by our Manager in accordance with out NAV per Investor Share (as defined herein). We have commenced adjusting our NAV per Investor Share, beginning of September 1, 2019. The per Investor Share purchase price will be adjusted every fiscal month as of the beginning of each month of a fiscal year, which will be equal to the sum of our net asset value (“NAV”), divided by the number of Investor Shares outstanding as of the end of the month preceding the month in which the NAV will be adjusted (“NAV per Investor Share”).

This Offering will commence upon its qualification by the Securities and Exchange Commission and shall terminate upon the earlier of: (1) Sale of the maximum offering amount of $50,000,000 in Investor Shares; (2) on December 31, 2021 which is two years from the qualification date of this Offering, or (3) any earlier date upon which the Offering is terminated by the Manager in its sole discretion. The funds received in exchange for Investor Shares, shall be held in an escrow account maintained by North Capital Private Securities Corporation (“NCPS”). All funds received by the escrow agent shall be held only in a non-interest-bearing bank account. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “Estimated Use of Proceeds” in this Offering Circular.

Our Investor Shares will not initially be listed for trading on a stock exchange or other trading market and we will have no obligation to list our Investor Shares for trading at any time. However, we have adopted a redemption plan (“Redemption Plan”) designed to provide holders of our Investor Shares (“Investor Members”, collectively with our Sponsor, “Members”) with limited liquidity on a monthly basis for their investment in our Investor Shares. Investor Shares will be subject to the ownership and transfer limitations set forth in our first amended and restated limited liability company agreement (the “Operating Agreement”) which are intended to assist us in qualifying and maintaining our qualification as a REIT.

We intend to distribute our Investor Shares to the public exclusively online through the Concreit Platform and the Concreit App. Through the use of the Concreit Platform and Concreit App investors can purchase Investor Shares, request redemptions in accordance with our Redemption Plan, ‘opt-out’ and re-enroll in the Reinvestment Plan, ‘opt-out’ of the prospective Bonus Program, access account-related documentation and other account-related functions and receive updates. With the exception of offering our Investor Shares online through the Concreit Platform and Concreit App, our Investor Shares will be sold through NCPS, a registered broker-dealer with the Securities and Exchange Commission (the “SEC”) and a member firm of the Financial Industry Regulatory Authority (“FINRA”). We have entered into a selling and distribution agreement with NCPS (the “Dealer Manager Agreement”). Pursuant to the Dealer Manager Agreement, we will pay 1.0% commission of the purchase price per Investor Share that NCPS executed. These commissions will not be paid by, or charged to, Investor Members. See “Plan of Distribution” for more information.

Investing in our Investor Shares is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 10 to read about the more significant risks you should consider before buying our Investor Shares.

●	We depend on our Manager to select our Real Estate Investments and conduct our operations. We will pay fees and expenses to our Manager and its affiliates that were not determined through the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

●	We have a limited operating history. Our prior performance, and the prior performance of our Manager, Sponsor and/or any advisors, such as the IAC (as defined herein) may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

●	This is a “blind pool” offering because our Manager has not yet identified any Real Estate Investments to acquire with the net proceeds of this Offering. Furthermore, you will not be able to evaluate our future Real Estate Investments prior to purchasing Investor Shares.

●	Our Manager is managed by our Sponsor, and key personnel of our Sponsor, such as officers or directors, have personally invested in us. As a result, conflicts of interest may arise, including significant conflicts created by our Manager’s compensation arrangement with us.

●	Our Manager does not have an exclusive management agreement with us.

●	Real Estate Investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict the future value of our Real Estate Investments of the completion in any project in which we invest. Accordingly, we cannot guarantee that you will receive cash dividends or appreciation of your investment.

●	Our Sponsor may sponsor other companies that compete with us. However, our Sponsor has adopted a policy for allocating investment opportunities between different companies that it sponsors with similar investment strategies.

●	If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of Real Estate Investments and the value of your Investor Shares may vary more widely with the performance of specific assets.

This Offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”).

●	If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

●	We may change our investment guidelines without Investor Members' consent, which could result in investments that are different from those describe in this Offering Circular.

●	Although our distribution policy is not to use the proceeds of this Offering to make distribution, our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.

●	We will internally calculate our NAV on a monthly basis using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the actual prices at which our Real Estate Investments, including related liabilities, could be liquidated in any given day.

●	If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level federal income tax and, as a result, our cash available for distribution to our Investor Members and the value of our Investor Shares could materially decrease.

●	Our intended investments in Direct CRE and Real Estate-Related Securities will be subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income stream, fluctuations in interest rates, and other risks associated with debt, and real estate investments generally. These investments are only suitable for sophisticated investors with a high-risk investment profile.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. However, different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

                The Company is not registered and does not expect to register as an investment company under the Investment Company Act, and the investors will not be afforded the protections of the Investment Company Act of 1940.

The use of projections or forecasts in this Offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from an investment in our Investor Shares.

	Per Investor Share	Total Minimum		Total Maximum

Price to Public (1)	$1.00	$1.00	(3)	$50,000,000.00
Underwriting Discount and Commissions (2)	$0.01	$0.01		$500,000.00
Proceeds to Us from this Offering to the Public (Before Expenses)	$1.00	$1.00	(3)	$50,000,000.00
Proceeds from the Private Placement to Accredited Investors under Regulation D (Before Expenses)	$1.00	$286,227.00		$286,227.00
Proceeds to Us from the Private Placement to our Sponsor (Before Expenses)	$1.00	$10,000.00		$10,000.00
Total Proceeds to Us (Before Expenses)	$0.99	$296,227.99		$49,796,227.00

(1)	The price per Investor Share shown is computed based on our NAV per Investor Share. Our price per Investor Share will be adjusted at the beginning of every fiscal month.

(2)	In this Offering we will pay upfront selling commissions in connection with the sale of our Investor Shares in accordance with the Dealer Manager Agreement we entered into with NCPS. We will pay upfront selling commissions in an amount of 1% of the NAV per Investor Share that NCPS executes.

(3)	This offering of is being made on a “best efforts” basis, which means there is no guarantee that any minimum amount will be sold. The Investor Shares are being offered and sold by the Company and through NCPS. The Company may undertake one or more closings on a rolling basis, where, after each such closing, funds tendered by investors are disbursed to the Company and the corresponding Investor Shares are delegated to the investors whose subscriptions were accepted.

This offering is intended to qualify as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act of 1933, as amended, or the Securities Act. In preparing this Offering Circular, we have elected to comply with the applicable disclosure requirements of Form S-11 under the Securities Act.

The date of this Offering Circular is [Date], 2019.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements, which we refer to collectively as this Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments, update our monthly NAV per Investor Share amount, or have other material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports, current event reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, on our website at www.concreit.com, or on the Concreit App. The contents of the Concreit Platform and Concreit App (other than the offering statement, this Offering Circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

Our Manager and NCPS will be permitted to make a determination that the purchasers of Investor Shares in this Offering are “qualified purchasers” in reliance on the information and representations provided by the investor regarding the investor’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

INVESTMENT CRITERIA

The Investor Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Investor Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when shares are listed on a national securities exchange. To be a “qualified purchaser,” a purchaser of shares must satisfy one of the following:

(1) Accredited Investors: You are an accredited investor. An “accredited investor” is:

(a) If a natural person, a person that has:

i. an individual net worth, or joint net worth with his or her spouse, that exceeds $1,000,000, excluding the value of the primary residence of such natural person (as described below); or

ii. individual income in excess of $200,000, or joint income with his or her spouse in excess of $300,000, in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.

(b) If not a natural person, one of the following:1

i. a corporation, an organization described in Code Section 501(c)(3), a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring shares, with total assets in excess of $5,000,000;

ii. a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she can evaluate the merits and risks of an investment in a share;

iii. a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

iv. an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

v. a business development company (as defined in Section 2(a)(48) of the Investment Company Act);

vi. a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

vii. an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors;

1 In addition, the SEC has issued certain no-action letters and interpretations in which it deemed certain trusts to be accredited investors, such as trusts where the trustee is a bank as defined in Section 3(a)(2) of the Securities Act and revocable grantor trusts established by individuals who meet the requirements of clause (1)(a)(i) or (1)(a)(ii) of this section. However, these no-action letters and interpretations are very fact specific and should not be relied upon without close consideration of your unique facts.

viii. a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”));

ix. a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; or

x. an entity in which all of the equity owners are accredited investors.

(2) Non-Accredited Investors: If you are not an accredited investor, your investment in our Investor Shares may not be more than 10% of the greater of:

(a) If you are a natural person:

i. your individual net worth2, or joint net worth with your spouse, excluding the value of your primary residence (as described below); or

ii. your individual income, or joint income with your spouse, received in each of the two most recent years and you have a reasonable expectation that an investment in the shares will not exceed 10% of your individual or joint income in the current year.

(b) If you are not a natural person,

i. your revenue, as of your most recently completed fiscal year end; or

ii. your net assets, as of your most recently completed fiscal year end.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

2 For purposes of this definition, “net worth” means the excess of total assets at fair market value over total liabilities, except that the value of the principal residence owned by a natural person will be excluded for purposes of determining such natural person’s net worth. In addition, for purposes of this definition, the related amount of indebtedness secured by the primary residence up to the primary residence’s fair market value may also be excluded, except in the event such indebtedness increased in the 60 days preceding the purchase of our Investor Shares and was unrelated to the acquisition of the primary residence, then the amount of the increase must be included as a liability in the net worth calculation. Moreover, indebtedness secured by the primary residence in excess of the fair market value of such residence should be considered a liability and deducted from the natural person’s net worth.

OFFERING SUMMARY

This offering summary highlights certain material information regarding our business and this Offering. Because it is a summary, it may not contain all of the information that is important to you. To understand this Offering fully, you should read the entire Offering Circular carefully, including the “Risk Factors” section before making a decision to invest in our Investor Shares.

Concreit Fund I LLC

Concreit Fund I LLC is a recently organized Delaware limited liability company formed to invest in and manage a diversified portfolio of Direct CRE and Real Estate-Related Securities. We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to its members at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

Our office is located at 1411 4th Avenue, Suite 1000, Seattle, WA 98101. Information regarding our Company is also available on the Concreit Platform or the Concreit App.

Investment Strategy

We expect to use substantially all of the net proceeds from this Offering to invest in a diversified portfolio of Direct CRE and Real Estate-Related Securities. We intend to invest at least 80% of the total value of our assets in Direct CRE and Real Estate-Related Securities. Direct CRE may encompass a wide variety of commercial real estate, including industrial, multifamily, office, retail and other real property types. Further, Direct CRE may include whole or partial interests in real properties as well as mortgage debt, mezzanine debt and other direct real estate investments. Real Estate-Related Securities may include equity and debt securities of both publicly traded and private companies, including REITs and pass-through entities that own real property or loans secured by real estate, including investments in commercial mortgage-backed securities and derivative instruments

We will seek to create and maintain a portfolio of Real Estate Investments that generate a low volatility income stream of attractive, frequent, and consistent cash distributions. Our focus on investing in debt instruments will emphasize the payment of current returns to investors and preservation of invested capital. We also intend to diversify our portfolio by investing in equity instruments in real estate-related companies, subject to certain limitations related to our intended qualification as a REIT and to maintain our exclusion under the Investment Company Act. We will also seek to realize growth in the value of our Real Estate Investments by timing their sale to maximize value.

On a long-term basis, under normal market conditions, we will seek to allocate the Company’s portfolio generally in accordance with our strategy to maximize our operating cash flow and preserve our invested capital, subject to certain limitations related to our intended qualification as a REIT and to maintain our exclusion under the Investment Company Act.

In executing our business strategy, we believe that we will benefit from our Manager’s affiliation with our Sponsor, given our Sponsor’s capabilities to provide relevant technology. Among others, these competitive advantages include:

●	Unique technology platform to introduce efficiencies with investor relationship management;

●	Systems to facilitate and help manage redemption requests for investors;

●	Accounting platform automation to ensure accuracy & transparency.

Investment Objectives

Our primary investment objectives are:

●	to pay attractive and consistent distributions on a monthly basis by rigorously evaluating numerous investment opportunities to find those that can support the distribution target;

●	to create a portfolio of diversified Real Estate Investments; and

●	to preserve, protect and return your capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets.

Market Opportunities

It is our belief that investing in us offers investors the opportunity to gain real estate exposure with lower fees and higher potential returns relative to other non-traded REITs. Compared to other many non-traded REITs, we offer lower upfront fees, lower ongoing fees, and a lower minimum investment amount. According to an SEC Bulletin dated August 30, 2016, non-traded REITs typically charge 10-15% in upfront costs and require minimum investment amounts ranging between $1,000 to $2,500. In comparison, investors will not pay any upfront fees to invest with us and the minimum investment amount is a single Investor Share, respectively $1.00 as of the date of this Offering Circular, or as amended in accordance with our NAV per Investor Share.

We believe that the near and intermediate-term market for investment in commercial real estate-related debt and equity securities, as well as direct investments in commercial real estate is compelling from a risk-return perspective. Given the prospect of low growth for the economy, we favor a strategy that focuses on cash flow and interest profits as the primary motivator for investments.

It is important to note that real estate markets are volatile, and subject to change over time. Although the current opportunities seem to be favorable, conditions could change quickly which may contribute to a shift in our strategy in search of superior risk-adjusted returns.

Our Manager

Concreit Fund Management LLC, our Manager, manages our day-to-day operations. Our Manager is a wholly-owned subsidiary of our Sponsor. Our Manager will make all the decisions regarding the selection, negotiation, financing and disposition of our Real Estate Investments, subject to the limitations in our Operating Agreement. Our Manager has also established an investment advisory committee (the “IAC”) consisting of not fewer than three (3) members, which will generally advise the Manager, as requested, in connection with Real Estate Investments, and other related matters. The IAC is not otherwise affiliated with our Manager.

The IAC will support our Manager by utilizing its extensive real estate expertise and industry relationships to create value through prudent acquisitions and effective asset management.

In particular, our IAC team is experienced in managing complex real estate investments through multiple business cycles and through the life cycle of each investment, from acquisition and business plan execution, to realization. Our IAC’s valuable real estate and investment expertise includes the following:

●	Real estate investment experience;

●	ability to source attractive opportunities;

●	asset management experience.

Our Manager will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital.

Our Sponsor

Our Sponsor, through our Manager, is able to significantly contribute to the success of our business. Our Sponsor, the parent company of our Manager, will utilize its extensive expertise from its own operations as a high growth technology company, which provides advanced financial services and addresses complex billing matters to create value for the Company.

Our Sponsor is also the owner and operator of the Concreit Platform and the Concreit App.

Sean Hsieh is the co-founder and Chief Executive Officer of Concreit Inc, our Sponsor. Mr. Hsieh is responsible for overseeing the day-to-day operations of Concreit Inc.

Private Placements

Our Sponsor has purchased 10,000 Common Shares from us at $1.00 per Common Share.

In addition, contemporaneously with this Offering, we are undertaking a private placement to accredited investors in accordance with Rule 506(c) of Regulation D. As of the date of this Offering Circular, we have raised $291,424 from 13 accredited investors at $1.00 per Investor Share.

Our Management Agreement

We are externally managed and advised by our Manager. Pursuant to the terms of a management services agreement (“Management Agreement”) between our Manager and us, effective as of July 12, 2019, our Manager provides us with, among other duties, (i) performing all of our day-to-day functions, (ii) determining our investment strategy and guidelines, (iii) sourcing, analyzing and executing investments, asset sales and financing, (iv) performing portfolio management duties, and (v) performing financial and accounting functions in exchange for certain fees payable by us. Specifically, under the terms of the Management Agreement, our Manager receives certain fees and is entitled for reimbursement of certain expenses.

The Manager Agreement will remain in effect for as long as the Manager remains the Manager of Concreit pursuant to its Operating Agreement, see “Management” and “Description of Membership Interests and Certain Provisions of our Operating Agreement – Operating Agreement – Non-Member Manager.”

Our Organizational Structure

The chart below shows the relationship among our Sponsor, our Manager, and the Company as of the date of this Offering Circular.

Management Compensation

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Stage

Organization and Offering Expenses - Manager	To date, our Manager has paid organization and offering expenses on our behalf. We will reimburse our Manager for these costs and future organization and offering costs it may incur on our behalf. We expect organization and offering expenses to be approximately $300,000, but in no event more than $1,500,000.	$300,000-$1,500,000

Acquisition and Development Stage

Acquisition Fee - Manager	Upon acquisition of fee simple interest in real estate, the Manager will be entitled to a fee equal to one percent (1.0%) if the acquisition dollar amount is greater than or equal to ten (10) million dollars and one- and one-half percent (1.50%) if it is less than ten (10) million dollars. For investments in entities that hold real estate or real estate related assets, the Manager will be entitled to a fee equal to three quarters of a percent (0.75%) of the cost of such investment. When a joint venture of which the Company is a member acquires a fee simple in real estate, the Manager will be entitled to a fee equal to one percent (1.00%) of the cost of the real estate multiplied by our percentage interest if the joint venture is greater than or equal to ten (10) million dollars and one and one half percent (1.50%) if the cost of the real estate multiplied by our percentage interest in the joint venture is less than ten (10) million dollars.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

Operational Stage

Asset Management Fee - Manager

We will pay the Manager an annual asset management fee (the “Management Fee”), in an amount equal to one percent (1.0%) per annum (0.08333% per month) multiplied by the NAV as of the last day of the preceding month, calculated and paid monthly in arrears.

The Manager may deduct installments of the Management Fee when due from any cash distributions to which Investor Members would otherwise be entitled. If any such cash distribution is insufficient to cover the Management Fee in any month, the Investor Members will remit the difference to the Manager in subsequent distribution periods until the difference has been paid in full.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

Financing Fee - Manager

When we obtain financing for real estate owned, directly or indirectly, the Manager will be entitled to a fee equal to one percent (1%) of the gross amount of the financing. Further, when we obtain financing of real estate where we are a member of a joint venture, the Manager will be entitled to a fee equal to one percent (1%) of the gross amount of the financing multiplied by our percentage interest in the joint venture.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

Property Management Fee - Manager	Our Manager will be entitled to a fee of equal to five percent (5.00%) of the gross rental income of us during the preceding month for all properties that the we own in fee simple interest or through a joint venture.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

Other Fees – Manager	If the Manager is able to engage the servicer of third parties, including but not limited to insurance brokers, real estate brokers, and property managers, at rates below the prevailing market rates, the Manager will be entitled to a fee equal to the difference between the negotiated fee and the prevailing rate.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

Liquidation/Listing Stage

Disposition Fee – Manager

When we sell or dispose of our real estate, the Manager will be entitled to a fee equal to twenty-five basis points (0.25%) of the selling price of every fee simple interest in the real estate. Further, when we sell or dispose of a fee simple interest in real estate where we are a member of a joint venture, the Manager will be entitled to a fee equal to twenty-five basis points (0.25%) of the selling price of the real estate multiplied by our percentage interest in the joint venture.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

Summary of Risk Factors

Investing in our Investor Shares involves a high degree of risk. You should carefully review the “Risk Factors” section of the Offering Circular, beginning on page 10, which contains a detailed discussion of the material risks that you should consider before you invest in our Investor Shares.

Conflict of Interest and Related Party Transactions

Our Manager will experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager may face include the following:

●	Our Sponsor acting on behalf of our Manager must determine which investment opportunities to recommend to us and other entities affiliated with our Sponsor. As of the date of this Offering Circular our Sponsor has not sponsored other privately offered real estate fund yet but may do so in the future.

●	Our Sponsor acting on behalf of our Manager will have to allocate its time among us, our Sponsor’s business and other programs and activities in which they are involved, including, potentially, additional private or publicly offered investment funds.

●	The terms of our Operating Agreement (including the Manager’s rights and obligations) were not negotiated at arm’s length.

●	Our Investor Members may only remove our Manager for “cause” following the affirmative vote of Investor Members holding two-third of total number of Investor Shares then issued and outstanding.

●	The terms of our Management Agreement (including our Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm’s length.

●	Our Manager may, without consents of Investor Members unless otherwise required by law, determine that we should merger or consolidate through a roll-up or other similar transaction involving other entities, including entities affiliated with out Manager, into or with such other entities.

Voting Rights

Our Investor Members will have voting rights only with respect to certain matters, primarily relating to amendments to our Operating Agreement that would adversely change the rights of the Investor Shares, and removal of our Manager for “cause”. Each outstanding Investor Share entitles the holder to one vote on all matters submitted to a vote of Investor Members. Our Investor Members do not elect or vote on our Manager and have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. For additional information, see “Description of Membership Interests and Certain Provisions of Our Operating Agreement—Voting Rights.”

Distributions

We expect that we will declare and pay distributions on a monthly basis, or more or less frequently as advised by our Manager, in arrears, based on daily record dates. Any distributions we make will be following consultation with our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that we will set the rate of dividends at a level that will be reasonably consistent and sustainable over time. We are aiming to distribute 0.41667% monthly (5% per annum) to our Investor Members; however, we cannot guarantee such results. Thereafter, the remainder of cash flow available for distributions will be distributed fifty percent (50%) to our Sponsor and fifty percent (50%) of the remainder to the Investor Members.

In addition, the Manager’s discretion as to the payment of distributions will be limited by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our Members of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum distributions under the REIT rules, we are subject to federal income and excise taxes on our undistributed taxable income and gains. As a result, the Manager also intends to make such additional distributions, beyond the minimum REIT distribution, to avoid such taxes. See “Description of Membership Interests and Certain Provisions of Our Operating Agreement — Distributions” and “U.S. Federal Income Tax Considerations.”

Further, any distributions that we will make will directly affect our NAV, by reducing the amount of our assets. Over the course of your investment, your distributions plus the change in NAV per Investor Share (either positive or negative) will produce your total return.

Our distributions will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.

Borrowing and Leverage Policy

We may use leverage at attractive rates whenever the Manager considers it appropriate, including to acquire portfolio investments. Additionally, we may also incur indebtedness: (i) to pay expenses of the REIT, (ii) to purchase the Investor Shares of any redeeming Investor Member, (iii) to finance improvements to a portfolio investment, and (iv) to otherwise protect any portfolio investment or other asset as determined by the Manager in its sole discretion.

The use of leverage may, in certain circumstances, maximize the adverse impact to which the REIT’s investment portfolio may be subject. Our Manager may from time to time modify our leverage policy in its discretion.

Valuation and Net Asset Value (NAV) Policies

As of the date of this Offering Circular, our price per Investor Share will be adjusted at the beginning of every fiscal month based on our NAV as of the end of the prior fiscal month. We are using a process that reflects several components, including (1) estimated values of each of commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, discount rates, net operating income, and (b) in certain instances individual appraisal reports of the underlying real estate provided by an independent valuation expert, (2) quarterly updates in the price of liquid assets for which third party market quotes are available, (3) accruals of our monthly or periodic distributions and (4) estimated accruals of our operating revenues and expenses. In instances where we determine that an independent appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our Real Estate Investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we may engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. However, the independent valuation expert will not be responsible for, or prepare, our NAV per Investor Share.

Our goal is to provide a reasonable estimate of the NAV per Investor Share on a monthly basis. However, the use of different judgments or assumptions would likely result in different estimates of the value of our Real Estate Investments. Moreover, although we evaluate and provide our NAV per Investor Share on a monthly basis, our NAV per Investor Share may fluctuate in the interim, so that the NAV per Investor Share in effect for any fiscal month may not reflect the precise amount that might be paid for your Investor Shares in a market transaction. Further, our published NAV per Investor Share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per Investor Share may be in favor of either Investor Members who redeem their shares, or potential investors or Investor Members who buy new shares, or existing Investor Members. However, to the extent quantifiable, if a material event occurs in between monthly updates of NAV that would cause our NAV per Investor Share to change by five percent (5%) or more from the last disclosed NAV, we will disclose the updated NAV per Investor Share and the reason for the change in an offering circular supplement as promptly as reasonably practicable. Note, in addition, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP and our NAV may not be indicative of the price that we would receive for our assets at current market conditions. Notwithstanding the foregoing, the Manager may value the Company’s debt related assets on a monthly basis.

Furthermore, our Manager is responsible for the valuation of our Real Estate Investments. However, our Manager may engage third party professionals to assist with, verify or otherwise determine the valuation of our Real Estate Investments. Prior to its initial appraisal, each Real Estate Investment is valued at cost plus capital expenditures less liabilities, if any.

Loan obligations of the Company are valued by calculating the value of all the debt, both as an asset and as a liability, including additional items such as cash and accounts payable/receivable based on the Company’s financial statements as provided by the Manager. Consistent with market standards in valuing mortgage payables, the debt values will be calculated using cash equivalency analysis by discounting the remaining contractual payments at a market interest rate. All loan obligations are valued on a monthly basis to establish market value estimates of the Company’s borrowings in connection with the determination of the NAV.

Monthly NAV Per Investor Share Adjustments

As of the date of this Offering Circular our initial offering price at $1.00 per Investor Share is based upon our most recent computed NAV per Investor Share. Our price per Investor Share will be adjusted at the beginning of every fiscal month based on our NAV as of the end of the prior fiscal month.

Any subscriptions that we receive prior to the beginning of a fiscal month will be executed at a price equal to our NAV per Investor Share applicable to such fiscal month. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Monthly NAV per Investor Share” for more details.

Redemption Plan

While you should view your investment as long-term, we have adopted a Redemption Plan which may provide an opportunity for our Investor Members to have their Investor Shares redeemed by us, subject to certain restrictions and limitations. Investor Shares may be redeemed at under the Redemption Plan at any time subject to the limitations and restrictions set forth under the Redemption Plan. See “Redemption Plan” for more information.

Liquidity Event

Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or a roll-off to scheduled maturity of our assets, a sale or merger of the Company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our Investor Shares on a national securities exchange or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our Members.

Bonus Program

Currently, our Manager is in the process of developing and adopting a bonus program (the “Bonus Program”) under which Investor Members will be eligible to receive up to 0.50% based upon our assets under management, distributable on a monthly basis. Every Investor Member will automatically participate in the Bonus Program unless the Investor Member ‘opts-out’. Investor Members who simultaneously participate in the Reinvestment Plan will receive Investor Shares, whereas Investor Members who do not participate in the Reinvestment Plan will receive distributions in cash.

Liquidity Reserve

Our Manager has established a liquidity reserve (the “Liquidity Reserve”), which is maintained to provide liquidity to satisfy redemption requests pursuant to our Redemption Plan. We will fund the Liquidity Reserve through our operating cash flow or incurrence of indebtedness. We intend, at the Company’s sole discretion, to maintain a Liquidity Reserve equal to 10% of our assets under management.

Other Governance Matters

Other than the limited voting rights set forth above, our Operating Agreement vests most other decisions relating to our assets and to the business of our Company, including decisions relating to acquisitions, originations and dispositions, the engagement of asset managers, the issuance of securities in our Company including additional Investor Shares, mergers, dispositions, roll-up transactions, and other decisions relating to our business, in our Manager. See “Management” for more information about the rights and responsibilities of our Manager.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor any of our subsidiaries or joint ventures, is required to register as investment companies under the Investment Company Act, as amended. If, however, the SEC determined that we were required to register as an investment company, we would be subject to stringent regulation and would be required to undertake costly compliance activities, and we could be subject to fines, penalties and other adverse consequences.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that “is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities,” and Section 3(a)(1)(C) of the Investment Company Act further defines an investment company as any issuer that “is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis”, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of “investment company” set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend, directly or through our subsidiaries or joint ventures, to originate, invest in and manage a diversified portfolio of commercial real estate investments. We expect to use substantially all of the net proceeds from this offering to invest in Direct CRE and Real Estate-Related Securities.

We will monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act.

The securities issued by any wholly-owned or majority-owned subsidiary that we may form and that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. The determination of whether an entity is a majority-owned subsidiary of our Company is made by us. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority- owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

We believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act.

RISK FACTORS

Risks Related to an Investment in the Company

The Company and its Manager are newly formed entities with no operating history upon which you can evaluate our performance.

Concreit Fund I LLC is a newly organized, company with no operating history and both the Company and the Manager were formed on May 24, 2019. As a result, prospective investors have no track record or history on which to base their investment decision. The Company and the Manager are subject to all of the business risks and uncertainties associated with any new business, including the risk that the Company and/or the Manager will not achieve their investment objectives and that the value of Company’s investments could decline substantially.

We have minimal operating capital, no significant assets and no revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital could result in our bankruptcy or other event which would have a material adverse effect on us and our Investor Members.

An investment in the Company is highly risky and speculative.

Each prospective investor who invests in the Company must understand that investment in the Company is speculative. There is no assurance that the Company’s investments will be profitable or that any distributions will be made to the Investor Members. Further, investors are not assured that their capital contributions to the Company will be returned to them at a particular time, or ever. The Manager is not liable to repay capital contributions. Investors could lose their entire investment in the Company (including any undistributed profits), in addition to the use of their capital contributions during the lifetime of the Company.

Because no public trading market for your Investor Shares currently exists, it will be difficult for you to sell your Investor Shares and, if you are able to sell your Investor Shares, you will likely sell them at a substantial discount to the public offering price.

Our Operating Agreement does not require our Manager to seek approval of our Members to liquidate our assets by a specified date, nor does our Operating Agreement require our Manager to list our Investor Shares for trading on a national securities exchange by a specified date. There is no public market for our Investor Shares and we currently have no plans to list our Investor Shares on a stock exchange or other trading market. Until our Investor Shares are listed, if ever, you may not sell your Investor Shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our Operating Agreement prohibits the ownership of more than 9.8% in value or number of our Investor Shares, whichever is more restrictive, unless exempted by our Manager, which may inhibit large investors from purchasing your Investor Shares. In its sole discretion, including to protect our operations and our non-redeemed Investor Members, to prevent an undue burden on our liquidity or to preserve our status as a REIT, our Manager could amend, suspend or terminate our Redemption Plan without notice. Further, the Redemption Plan includes numerous restrictions that would limit your ability to sell your Investor Shares. We describe these restrictions in more detail under “Redemption Plan.” Therefore, it will be difficult for you to sell your Investor Shares promptly or at all. If you are able to sell your Investor Shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your Investor Shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our Investor Shares, you should purchase our Investor Shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

Fluctuations in operating results.

The Company may experience fluctuations in operating results due to a number of factors, including changes in market value for real property, the rate at which the Company makes new investments, the interest rates or cost of leverage, the level of expenses, the degree to which the Company encounters competition in the markets and general economic conditions. Accordingly, results for any period should not be relied upon as being indicative of performance in future periods.

Valuation of the Company’s Real Estate Investments.

Valuation of the Company’s investments may involve uncertainties and judgmental determinations, and if such valuations should prove to be incorrect, Investor Members could be adversely affected. Independent pricing information may not at times be available with respect to certain of the Company’s securities and other investments, particularly illiquid investments. Accordingly, while the Manager and Company will use its best efforts to value all investments in the Company fairly, certain investments may be difficult to value and may be subject to varying interpretations of value.

Distribution risk.

There can be no assurance that the Company will achieve investment results that will allow the Company to make a specified level of cash distributions or maintain certain levels of cash distributions. All distributions will be paid at the discretion of the Manager and may depend on the Company’s earnings, the Company’s net investment income, the Company’s financial condition, compliance with applicable regulations and such other factors as the Manager may deem relevant from time to time.

We may pay some of our distributions from sources other than cash flow from operations, including loans, proceeds from asset sales or the sale of our securities in this or future offerings, which may reduce the amount of capital we ultimately invest in Direct CRE and Real Estate-Related Securities and may negatively impact the value of your interest in the Company.

To the extent that cash flow from operations is insufficient to fully cover our distributions to our Investor Members, we may pay some of our distributions from sources other than cash flow from operations. Such sources may include loans, proceeds from asset sales or the sale of our securities in this or future offerings. We have no limits on the amounts we may pay from sources other than cash flow from operations. The payment of distributions from sources other than cash provided by operating activities may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. This may negatively impact the value of your investment in the Company.

Because we may pay distributions from sources other than our cash flow from operations, distributions at any point in time may not reflect the current performance of our properties or our current operating cash flows.

Our organizational documents permit us to make distributions from any source, including the sources described in the risk factors above. Because the amount we pay out in distributions may exceed our earnings and our cash flow from operations, distributions may not reflect the current performance of our investments or our current operating cash flows.

Management of the Company.

The Investor Members have no right or power to take part in the management of the Company. Accordingly, the Investor Members will have no opportunity to control the day-to-day operations, including investment and disposition decisions, of the Company. The Investor Members will not receive the detailed financial information typically available to the Manager. Thus, no person should purchase Investor Shares unless such person is willing to entrust all aspects of the management of the Company to the Manager. The Manager may be removed and/or replaced as provided in the Operating Agreement.

Dependence on key personnel.

Our future depends, in part, on our Manager’s ability to attract and retain key personnel and expertise of advisors. Our future also depends on the continued contributions of the executive officers and other key personnel of our Sponsor, each of whom would be difficult to replace. In particular, the Founder/Chief Executive Officer Sean Hsieh of our Sponsor, Concreit Inc., that is the manager-member of our Manager, is critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Sean Hsieh or other executive officers or key personnel of our Sponsor or the loss of the services of any key advisors of our Manager and the process to replace any of them would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Delay in the Use of Proceeds.

Although the Company currently intends to invest the proceeds from any sale of the Investor Shares offered hereby as soon as practicable, such investments may be delayed if suitable investments are unavailable at the time. Pending investment, the net proceeds of the Offering may be invested in permitted temporary investments, which include short-term U.S. government securities, bank certificates of deposit and other short-term liquid investments. The rate of return on these investments, which affects the amount of cash available to make distributions, may be less than the return obtainable from the type of investments in the real estate industry the Company seeks to originate or acquire. Therefore, delays the Company encounters in the selection, due diligence and origination or acquisition of investments would likely limit its ability to pay distributions and lower overall returns.

The Company and/or its Manager may become subject to litigation.

The Company and/or the Manager may become subject to litigation relating to the investments and this may increase the expenses of the Company.

Our Real Estate Investments may be concentrated and will be subject to risk default.

While we intend to diversify our portfolio of investments in the manner described in this Offering Circular, we are not required to observe specific diversification criteria. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. To the extent that our portfolio is concentrated in any one geographic region, downturns relating generally to such region may result in default on our equity investments within a short time period, which may reduce our net income and the value of our Investor Shares and accordingly may reduce our ability to pay distributions to you.

Waiver of Fiduciary Duties; Exculpation and Indemnification.

Investor Members will be relying on the good-faith integrity of the Manager in all of their dealings with the Company. The Operating Agreement grants the Manager broad discretion as to many matters and contains provisions that relieve the Manager and its members of liability for certain improper acts or omissions. The Manager does not, shall not and will not owe any fiduciary duties of any kind whatsoever to the Company, or to any of the Members, by virtue of its role as the Manager, including, but not limited to, the duties of due care and loyalty, whether such duties were established as of the date of the Operating Agreement or any time hereafter, and whether established under common law, at equity or legislatively defined. For example, the Manager and its members generally will not be liable to the Members or the Company for acts or omissions that constitute ordinary negligence, for conflicts of interest or for engaging in related transactions. Moreover, the Company will defend, indemnify and hold harmless the Manager from and against virtually all liabilities other than those arising out of acts or omissions made in fraud or constituting gross negligence or willful misconduct. Under certain circumstances, the Company may even indemnify the Manager and its members against liability to third parties resulting from such improper acts or omissions. By signing the subscription agreement and entering into the Operating Agreement, each investor acknowledges and consents to the exercise of the Manager’s discretion, including when the Manager has a conflict of interest. However, it should be noted that it is the policy of the SEC that indemnification for violations of securities laws is against public policy and therefore unenforceable.

Terms and Conditions of Operating Agreement.

Portions of this Offering Circular describe specific terms and conditions expected to be set forth in the Company’s Operating Agreement. The Operating Agreement will contain highly detailed terms and conditions, many of which are not described fully (or at all) in this Offering Circular. In all cases, the Company’s Operating Agreement will supersede this Offering Circular. Prospective investors are urged to carefully review the Company’s Operating Agreement, and must also be aware that, pursuant to the rules governing amendments set forth in the Operating Agreement, certain types of amendments to the Operating Agreement may be adopted with the consent of less than all Members.

By purchasing Investor Shares in this Offering, you are bound by the jury trial waiver provisions contained in the Company’s Operating Agreement, which requires you to waive your right to trial by a jury for those matters and controversies that may arise under the Company’s Operating Agreement, and in the Subscription Agreement, which requires you to waive your right to trial by a jury for those matters that are not otherwise subject to the arbitration provision, both including with respect to securities laws claims.

By purchasing Investor Shares in this Offering, Investors Members agree to be bound by the jury waiver provisions contained in our Subscription Agreement and our Operating Agreement. Such jury waiver provisions apply to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this Offering, our Investor Shares, our ongoing operations and the management of our Real Estate Investments, among other matters, and means that you are waiving your rights to a trial by jury with respect to such claims.

Based on discussions with and research performed by our counsel, we believe that the jury waiver provisions are enforceable under federal law, the laws of the State of Delaware, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our Subscription Agreement or our Operating Agreement with respect to the jury trial waiver provisions were to be found by a court to be unenforceable, we would abide by such decision.

BY AGREEING TO BE SUBJECT TO THE JURY TRIAL WAIVER PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

By purchasing Investor Shares in this Offering, you are bound by the arbitration provisions contained in our Subscription Agreement which limit your ability to bring class action lawsuits or seek remedy on a class basis, including with respect to securities law claims.

By purchasing Investor Shares in this Offering, investors agree to be bound by the arbitration provisions contained in our Subscription Agreement (the “Arbitration Provision”). The Arbitration Provision applies to claims arising from any disputes or controversies arising from the Subscription Agreement, including claims under the U.S. federal securities laws.

By agreeing to be subject to the Arbitration Provision, you are severely limiting your rights to seek redress against us in court. For example, you may not be able to pursue litigation for any claim in state or federal courts against us, our Manager, our Sponsor, or their respective directors or officers, including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede your ability to bring or sustain claims~~.~~

Specifically, the Arbitration Provision provides that either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. We have not determined whether we will exercise our right to demand arbitration but reserve the right to make that determination on a case by case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as we are likely to invoke the Arbitration Provision to the fullest extent permissible.

Any arbitration brought pursuant to the Arbitration Provision must be conducted in the State of Delaware, in Wilmington. The term “Claim” as used in the Arbitration Provision is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and the Company (or persons claiming through or connected with the Company), on the other hand, relating to or arising out of this Agreement, any Investor Shares, the Sites, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provision is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by the Company’s counsel, we believe that the Arbitration Provision is enforceable under federal law, the laws of the State of Delaware, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our Subscription Agreement with respect to the Arbitration Provision or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.

Further, potential investors should consider that our Subscription Agreement restricts the ability of our Investor Members to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by us. These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against us.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

By purchasing Investor Shares in this Offering, you are bound by the fee-shifting provision contained in our Subscription Agreement, which may discourage you to pursue actions against us.

In the event you initiate or assert a claims against us, in accordance with the dispute resolution provisions contained in our Subscription Agreement, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any

This fee-shifting provision does apply to all claims arising from any disputes or controversies arising from the Subscription Agreement, including claims under the U.S. federal securities laws. For the avoidance of doubt, this fee-shifting provisions does only apply to disputes between the executing parties of the Subscription Agreement, and, hence, is not applicable to any secondary transactions.

BY AGREEING TO BE SUBJECT TO THIS PROVISION, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Tax Laws.

No assurance can be given that current tax laws, rulings and regulations will not be changed during the life of the Company. Prospective investors should consult their tax advisors for further information about the tax consequences of purchasing Investor Shares.

Withholding and Other Taxes.

The Manager intends to structure the Company’s Real Estate Investments in a manner that is intended to achieve the Company’s investment objectives. Notwithstanding anything contained herein to the contrary, there can be no assurance that the structure of any Real Estate Investment will be tax efficient for any particular investor or that any particular tax result will be achieved. In addition, tax reporting requirements may be imposed on investors under the laws of the jurisdictions in which investors are liable for taxation or in which the Company makes its investments.

Uncertainty of Future Results.

This Offering Circular may contain certain financial projections, estimates and other forward-looking information. This information was prepared by the Manager based on assumptions of fact and opinion as to future events which the Manager believed to be reasonable when made. There can be no assurance, however, that the assumptions made are accurate, that the financial and other results projected or estimated will be achieved or that similar results will be attainable by the Company. Prior investment returns are not indicative of future success.

The Concreit Platform and the Concreit App on which this Offering is hosted are subject to cyber security and data loss risks or other security breaches.

The Company’s business involves the storage and transmission of users’ proprietary information through the Concreit Platform and/or Concreit App, and security breaches could cause a risk of loss or misuse of this information, and result in claims, fines, and litigation. The Concreit Platform and/or the Concreit App may be subjected to a variety of cyber-attacks, which may continue to occur from time to time. An attack or a breach of security could result in a loss of private data, unauthorized trades, an interruption of trading for an extended period of time, violation of applicable privacy and other laws, significant legal and financial exposure, damage to reputation, and a loss of confidence in security measures, any of which could have a material adverse effect on the Company’s financial results and business. Any such attack or breach could adversely affect the ability of the Company, the Concreit Platform and the Concreit App to operate, which could adversely affect the value of our Investor Shares.

Risks Related to Compliance and Regulation

Absence of Regulatory Oversight.

The Company is not registered and does not expect to register as an investment company under the Investment Company Act, and the investors will not be afforded the protections of the Investment Company Act, such as oversight by a board of disinterested directors, review by a board and holders of interests of the Management Fee paid to the Manager, affiliated transaction limitations, restrictions on borrowing and safeguards related to custody of the Company’s assets.

We may not be successful in availing ourselves of the Investment Company Act exclusions and/or exemptions, and even if we are successful, the exclusion would impose limits on our operations, which could adversely affect our operations.

We intend to conduct our operations so that neither we nor any of our subsidiaries or joint ventures will be required to register as investment companies under the Investment Company Act. A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if, absent an available exception or exemption, it (i) is or holds itself out as being engaged primarily, or proposes to engage primarily in the business of investing, reinvesting or trading in securities; or (ii) owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

If, however, our operations are conducted in such a manner so as to cause us to fall within the definition of an “investment company” under the Investment Company Act, we intend to rely on an exclusion from the definition of investment company provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act as interpreted by the staff of the SEC, requires us to invest at least 55% of our assets in mortgages and other liens on, and interests in, real estate, including fee interests, leasehold interests in real estate and promissory notes fully secured by mortgages solely on real estate, or Qualifying Real Estate Assets, and at least 80% of our assets in qualifying real estate assets plus real estate-related assets.

Although we will monitor our holdings and income in an effort to comply with Section 3(c)(5)(C) and related guidance, there can be no assurance that we will be able to remain in compliance or to maintain our exclusion from registration. If we are required to adjust our strategy, our ability to make certain investments could be limited or we could be required to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our shares, the sustainability of our business model and our ability to make distributions.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil action could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, if we purchase or sell any real estate assets or any ownership or debt interest in companies owning real estate assets or real estate related assets to avoid becoming an investment company under the Investment Company Act, our net asset value, the amount of funds available for investment and our ability to pay distributions to our stockholders could be materially adversely affected.

The Manager is not Registered as an Investment Advisor.

The Manager is not registered as an investment advisor under the Investment Advisers Act of 1940 (the “Advisers Act”), in reliance on the exemption from registration set forth in Section 203(b)(3) of the Advisers Act. In consequence, the Manager generally is not presently subject to the restrictions contained in the Advisers Act, including the restrictions on performance fees, although each may become subject to such restrictions in the future.

The Dodd-Frank Act and increased regulation of the financial markets.

With the passage of the Dodd-Frank Wall Street Reform and Consumer Protection Act in July 2010, the U.S. Government has undertaken extensive rulemaking and regulatory changes that affect private fund managers, the funds that they manage, and the financial services industry as a whole.

We are not subject to regulatory oversight by any state or federal regulatory agency.

We are not subject to the periodic examinations to which, for example, commercial banks and other thrift institutions are subject. Consequently, our acquisition, financing and disposition decisions and our decisions regarding establishing the fair value of our Real Estate Investments are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management or compliance with laws.

As internet commerce develops, federal and state governments may adopt new laws to regulate internet commerce, which may negatively affect our business.

As internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to our business. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, which could negatively impact our ability to make Real Estate Investments. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the internet. These taxes could discourage the use of the internet as a means of commercial financing, which would adversely affect the viability of the Concreit Platform and Concreit App.

Laws intended to prohibit money laundering may require us to disclose investor information to regulatory authorities.

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the PATRIOT Act, requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Department of Treasury to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network, or FinCEN, an agency of the Department of Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require us or our service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our shares to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective investors and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective investor to produce any information required for verification purposes, an application for, or transfer of, our shares may be refused. We will not have the ability to reject a transfer of shares where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our charter, are satisfied.

Risk Related to Our Status as a REIT

Our Manager and its affiliates have limited experience managing a portfolio of assets owned by a REIT.

REITs are subject to numerous complex requirements in order to maintain their REIT status, including income and asset composition tests. Our Manager and its affiliates have limited experience managing a portfolio in the manner intended to comply with such requirements. To the extent our Manager and its affiliates manage us in a manner that causes us to fail to qualify and/or maintain our status as a REIT, it could adversely affect the value of our Investor Shares.

Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distribution to our shareholders.

We believe that our organization and prior and proposed ownership and method of operation have enabled and will enable us to meet the requirements for qualification and taxation as a REIT. However, we cannot assure you that we will qualify as such. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within our control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of such qualification.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distribution to our shareholders because:

●	we would not be allowed a deduction for dividends paid to shareholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

●	we could be subject to the U.S. federal alternative minimum tax and possibly increased state and local taxes; and

●	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our Investor Shares. See “U.S. Federal Income Tax Considerations”, for a discussion of material U.S. federal income tax consequences relating to us and our Investor Shares.

Even if we qualify as a REIT, we may owe other taxes that will reduce our cash flows.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, on taxable income that we do not distribute to our shareholders, on net income from certain “prohibited transactions,” and on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. We also will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our shareholders in a calendar year is less than a minimum amount specified under the Code. As another example, we are subject to a 100% “prohibited transaction” tax on any gain from a sale of property that is characterized as held for sale, rather than investment, for U.S. federal income tax purposes, unless we comply with a statutory safe harbor or earn the gain through a taxable REIT subsidiary (“TRS”). Further, any TRS that we establish will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease cash available for distribution to shareholders.

If we form a taxable REIT subsidiary, our overall tax liability could increase.

Any TRS we form will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although our ownership of any TRSs may allow us to participate in the operating income from certain activities that we could not participate in without violating the REIT income tests requirements of the Code or incurring the 100% tax on gains from prohibited transactions, the TRS through which we earn such operating income or gain will be fully subject to corporate income tax. The after-tax net income of any TRS would be available for distribution to us; however, any dividends received by us from our domestic TRSs will only be qualifying income for the 95% REIT income test, not the 75% REIT income test. If we have any non-U.S. TRSs, then they may be subject to tax in jurisdictions where they operate and under special rules dealing with foreign subsidiaries, and they may generate income that is non-qualifying for either of the REIT income tests.

Although our use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain our qualification as a REIT, there are limits on our ability to own and engage in transactions with TRSs, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. A TRS also may sell assets without incurring the 100% tax on prohibited transactions. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis (for example if we charged our TRS interest in excess of an arm’s length rate). We may jointly elect with one or more subsidiaries for those subsidiaries to be treated as TRSs for U.S. federal income tax purposes. These TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed to us. We will monitor the value of our respective investments in any TRSs we may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure our transactions with any such TRSs on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% TRS limitation or to avoid application of the 100% excise tax.

Our ability to provide certain services to our tenants may be limited by the REIT rules or may have to be provided through a TRS.

As a REIT, we generally cannot hold interests in rental property where tenants receive services other than services that are customarily provided by landlords, nor can we derive income from a third party that provides such services. If services to tenants at properties in which we hold an interest are limited to customary services, those properties may be disadvantaged as compared to other properties that can be operated without the same restrictions. However, we can provide such non-customary services to tenants or share in the revenue from such services if we do so through a TRS, though income earned through the TRS will be subject to corporate income taxes.

The ability of our Manager to revoke our REIT qualification without Member approval may cause adverse consequences to our Members.

Our Operating Agreement provides that our Manager may revoke or otherwise terminate our REIT election, without the approval of our Investor Members, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we will not be allowed a deduction for distributions paid to shareholders in computing our taxable income and will be subject to U.S. federal income tax at regular corporate rates, as well as state and local taxes, which may have adverse consequences on our total return to our Members.

REIT distribution requirements could adversely affect our liquidity and may force us to borrow funds during unfavorable market conditions.

In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. In addition, we may need to reserve cash (including proceeds from this offering) to satisfy our REIT distribution requirements, even though there are attractive investment opportunities that may be available. To qualify as a REIT, we generally must distribute to our shareholders at least 90% of our net taxable income each year, excluding capital gains. In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our taxable income including any net capital gain. We intend to make distributions to our shareholders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives. Our cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments. We generally are required to accrue income from mortgage loans, mortgage backed securities, and other types of debt instruments currently over the term of the asset, even if we do not receive the cash payments corresponding to such income until later periods. Thus, all or a part of the anticipated increase in yield on the loans we hold that are attributable to deferred interest, exit fees and/or equity participation features generally must be accrued currently notwithstanding that the corresponding cash payment is deferred or uncertain. The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. To address and/or mitigate some of these issues, we may make taxable distributions that are in part paid in cash and in part paid in our Investor Shares. In such cases our shareholders may have tax liabilities from such distributions in excess of the cash they receive. The treatment of such taxable share distributions is not clear, and it is possible the taxable share distribution will not count towards our distribution requirement, in which case adverse consequences could apply.

If we fail to invest a sufficient amount of the net proceeds from selling our Investor Shares in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

Temporary investment of the net proceeds from sales of our Investor Shares in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our Investor Shares in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See “U.S. Federal Income Tax Considerations.”

Distributions payable by REITs generally do not qualify for reduced tax rates under current law.

The maximum U.S. federal income tax rate for certain qualified distributions payable to U.S. shareholders that are individuals, trusts and estates generally is 20%. Distributions payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 39.6% maximum U.S. federal income tax rate on ordinary income when paid to such shareholders. The more favorable rates applicable to regular corporate distributions under current law could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our Investor Shares.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or to liquidate otherwise attractive investments.

To qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of our shares. We may be required to make distributions to our shareholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may, for instance, hinder our ability to make certain otherwise attractive investments or undertake other activities that might otherwise be beneficial to us and our shareholders, or may require us to borrow or liquidate investments in unfavorable market conditions and, therefore, may hinder our investment performance. As a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, U.S. Government securities and qualified “real estate assets.” The remainder of our investments in securities (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification. As a result, we may be required to liquidate from our portfolio or forego otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.

You may be restricted from acquiring, transferring or redeeming certain amounts of our Investor Shares.

In order to maintain our REIT qualification, among other requirements, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist us in qualifying as a REIT, our Operating Agreement contains an aggregate Share ownership limit and an Investor Share ownership limit. Generally, any of our Shares owned by affiliated owners will be added together for purposes of the aggregate Share ownership limit, and any Investor Shares owned by affiliated owners will be added together for purposes of the Investor Shares ownership limit.

If anyone attempts to transfer or own Shares in a way that would violate the aggregate share ownership limit or the Investor Shares ownership limit (or would prevent us from continuing to qualify as a REIT), unless such ownership limits have been waived by our Manager, those Shares instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the Shares will not violate the aggregate share ownership limit or the Investor Shares ownership limit and will not prevent us from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns Investor Shares in violation of the aggregate Share ownership limit or the Investor Shares ownership limit, unless such ownership limit or limits have been waived by our Manager, or the other restrictions on transfer or ownership in our Operating Agreement, bears the risk of a financial loss when the Shares are redeemed or sold, if the NAV per Share falls between the date of purchase and the date of redemption or sale.

Our limits on ownership of our Shares also may require us to decline redemption requests that would cause other shareholders to exceed such ownership limits. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any redemption request that we believe is a “dividend equivalent” redemption as discussed in “U.S. Federal Income Tax Considerations.”

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code substantially limit our ability to hedge our liabilities. Generally, income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% or 95% gross income tests, provided certain circumstances are satisfied. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on income or gains resulting from hedges entered into by it or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRSs will generally not provide any tax benefit, except for being carried forward for use against future taxable income in the TRSs.

The IRS may take the position that gains from sales of property are subject to a 100% prohibited transaction tax.

We may have to sell assets from time to time to fund redemption requests, to satisfy our REIT distribution requirements, to satisfy other REIT requirements, or for other purposes. It is possible that the IRS may take the position that one or more sales of our properties may be a prohibited transaction, which is a sale of property held by us primarily for sale in the ordinary course of our trade or business. If we are deemed to have engaged in a prohibited transaction, our gain from such sale would be subject to a 100% tax. The Code sets forth a safe harbor under which a REIT may, under certain circumstances, sell property without risking the imposition of the 100% tax, but there is no assurance that we will be able to qualify for the safe harbor. We do not intend to hold property for sale in the ordinary course of business, but there is no assurance that the IRS will not challenge our position, especially if we make frequent sales or sales of property in which we have short holding periods. For example, we could be subject to this tax if we were to dispose of or securitize loans (or portions thereof) in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level (and may conduct such sales through a TRS) and may limit the structures we utilize for any securitization transactions, even though the sales or structures might otherwise be beneficial to us.

Possible legislative, regulatory or other actions affecting REITs could adversely affect the Members and the Company.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect the Members or the Company. We cannot predict whether, when, in what forms, or with what effective dates, tax laws, regulations and rulings may be enacted, promulgated or decided, which could result in an increase in our, or our Members’, tax liability or require changes in the manner in which we operate in order to minimize increases in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income or be subject to additional restrictions. These increased tax costs could, among other things, adversely affect our financial condition, the results of operations and the amount of cash available for the payment of distributions.

Members are urged to consult with their own tax advisors with respect to the impact that legislation may have on their investment and the status of legislative, regulatory or administrative developments and proposals and their potential effect on their investment in our Investor Shares.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a Member’s investment in the Company and may trigger taxable gain.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes. As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a shareholder’s adjusted tax basis in the holder’s Investor Shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. See “U.S. Federal Income Tax Considerations.”

Our qualification as a REIT and avoidance of 100% tax may depend on the characterization of loans that we make as debt for U.S. federal income tax purposes.

For U.S. federal income tax purposes, the IRS or a court may treat a loan with sufficient equity characteristics as equity for tax purposes. We may obtain equity participation rights with respect to our loans, and we may make loans with relatively high loan-to-value ratios and/or high yields, which are among the features that can cause a loan to be treated as equity for federal income tax purposes. Although we intend to structure each of our loans so that the loan should be respected as debt for U.S. federal income tax purposes, it is possible that the IRS or a court could disagree and seek to recharacterized the loan as equity. Recharacterization of one of our loans as equity for U.S. federal income tax purposes generally would require us to include our share of the gross assets and gross income of the borrower in our REIT asset and income tests. Inclusion of such items could jeopardize our REIT status. Moreover, to the extent our borrowers hold their assets as dealer property or inventory, if we are treated as holding equity in a borrower for U.S. federal income tax purposes, our share of gains from sales by the borrower would be subject to the 100% tax on prohibited transactions (except to the extent earned through a TRS).

The failure of a loan to qualify as an obligation secured by a mortgage on real property within the meaning of the REIT rules could adversely affect our ability to qualify as a REIT.

We may make investments in loans whose qualification as a real estate mortgage loan for REIT purposes is uncertain or which are treated in part as qualifying mortgage loans and in part as unsecured loans. The failure of a loan that we treated as a qualifying mortgage loan to qualify as such for REIT purposes could cause us to fail one or more of the REIT income or asset tests, and thereby cause us to fail to qualify as a REIT unless certain relief provisions also apply.

In general, interest income accrued on a loan that is secured by real property and personal property during a taxable year constitutes qualifying mortgage interest in its entirety for purposes of the 75% gross income test only if the loan is secured by a mortgage on real property with a value (at the time we committed to acquire the loan) at least equal to the highest outstanding principal amount of the loan during such taxable year. In the case of loans to improve or develop real property, the value of the real property collateral when we commit to acquire a loan is deemed to include the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan, and which will be constructed from the proceeds of the loan. If the outstanding principal balance of a mortgage loan during the taxable year exceeds the deemed value of the real property securing the loan at the time we committed to acquire the loan, a portion of the interest accrued during the year will not be qualifying mortgage interest for the 75% income test and a portion of such loan likely will not be a qualifying real estate asset. In that case, we could earn income that is not qualifying for the 75% income test and be treated as holding a non-real estate investment in whole or part, which could result in our failure to qualify as a REIT.

Risks Related to Our Real Estate Investments

Competitive market for investment opportunities.

The Company may compete with many other individuals and entities engaged in acquiring assets such as those similar to the Real Estate Investments, including sophisticated real estate investors, real estate investment trusts, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, real property managers, asset management firms and other entities. Many of the Company’s competitors may have greater financial resources than the Company and a lower cost of capital. Accordingly, there may be intense competition in obtaining assets in which the Company intends to invest. Further, new laws or regulations may be adopted that mitigate negative impacts for entities to hold assets such as Real Estate Investments the Company intends to invest in.

We may invest in equity interests of other companies which may limit the control that our Manager has over the investments.

We may take equity stakes in companies that own real estate or other real estate-related assets, subject to certain limitations related to not meeting the definition of an “investment company” under the Investment Company Act. In such situations, our Manager’s ability to control these equity investments may depend on our relative ownership stake in such investments. We may be a minority investor in some circumstances and our Manager’s ability to control the underlying assets of the entity may be limited. In addition, the entity and its other shareholders may have economic or business interests or goals that are inconsistent with our own.

The Company’s success depends on the ability of the Manager to formulate a strategy to identify and exploit successful Real Estate Investment opportunities.

The success of the Manager and the Company’s investment activities depends on the Manager and Company’s abilities to identify Real Estate Investment opportunities. Identification and exploitation of investment opportunities to be pursued by the Manager and Company involves a high degree of uncertainty. Although the Manager and Company currently intend to pursue the investment strategy set out in “Investment Objectives and Strategies” of this Offering Circular, they may change any aspect of their strategy at their discretion at any time. Accordingly, the industries, risk profiles, types of assets, technologies and types of portfolio companies in which the Manager and Company invest may differ from those described in this Offering Circular and those currently contemplated. The success of the Manager and Company’s trading activities depends in large part on the Manager’s ability to identify attractive Real Estate Investment opportunities. Identification and exploitation of the investment strategies to be pursued by the Manager and Company involves a high degree of uncertainty. No assurance can be given that the Manager and Company will be able to locate suitable investment opportunities in which to deploy all of the Company’s capital.

Our Manager’s due diligence of potential Real Estate Investments may not reveal all of the liabilities associated with such Real Estate Investments and may not reveal other weaknesses in such investments, which could lead to investment losses.

Before making an investment, our Manager assesses the strengths and weaknesses of the originator or issuer of the asset as well as other factors and characteristics that are material to the performance of the Real Estate Investment. In making the assessment and otherwise conducting customary due diligence, our Manager relies on resources available to it and, in some cases, an investigation by third parties. There can be no assurance that our Manager’s due diligence process will uncover all relevant facts or that any Real Estate Investment will be successful.

Reliance on management teams of companies the Company made an investment in may have an adverse effect on the Company’s performance if those management teams fail to perform successfully.

In some of the Company’s Real Estate Investments, the Manager and/or Company may seek constructively to work with management of the company we invested in. There can be no assurance that the management of any company will agree or acquiesce to the Manager’s and/or Company’s involvement in the affairs of the company, or that the strategies that the Manager and/or Company help to implement will be effective.

Indirect ownership of property.

The Company will own indirect ownership of real estate through investments in Real Estate-Related Securities. The entities of which the Company will take ownership will either take title to the properties or will, itself, own an indirect interest in the properties. There is a risk that action could be taken by these other entities in the ownership chain that are not favorable to the properties and the Company.

Our Real Estate Investments will likely be illiquid and long-term investments.

Many of the Company’s Real Estate Investments will be illiquid, including the Company’s Direct CRE investments. A variety of factors could make it difficult for the Company to dispose of any of its illiquid assets on acceptable terms even if a disposition is in the best interests of the Company’s Investor Members. The Company cannot predict whether it will be able to sell any asset for the price or on the terms set by it or whether any price or other terms offered by a prospective purchaser would be acceptable to the Company. The Company also cannot predict the length of time needed to find a willing purchaser and to close the sale of an asset. The Company may be required to expend cash to correct defects or to make improvements before an asset can be sold, and there can be no assurance that it will have cash available to correct those defects or to make those improvements. As a result, the Company’s ability to sell Real Estate Investments in response to changes in economic and other conditions could be limited. Limitations on the Company’s ability to respond to adverse changes in the performance of its Real Estate Investments may have a material adverse effect on the Company’s business, financial condition and results of operations and the Company’s ability to make distributions.

Mortgage and real estate-related investment risks.

The Company’s investment strategy subjects the Company to risks including, among others: (i) declines in the value of real estate, (ii) risks related to general and local economic conditions, (iii) possible lack of availability of mortgage funds for borrowers to refinance or sell their homes or other real estate investments, (iv) overbuilding, (v) a deterioration of the borrower’s ability to keep a mortgage loan current, (vi) increases in competition, property taxes and operating expenses, (vii) changes in zoning and other applicable laws, (viii) costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems, (ix) casualty or condemnation losses, (x) uninsured damages from floods, earthquakes or other natural disasters, (xi) limitations on and variations in rents, (xii) fluctuations in interest rates, (xiii) foreclosure moratoriums and other requirements or restrictions on foreclosures that may extend the time needed to foreclose, (xiv) new servicing or loss mitigation requirements and (xv) new laws related to the origination or servicing of mortgage loans. To the extent that assets underlying the Investments are concentrated geographically, by property type or in certain other respects, the Company may be subject to certain of the foregoing risks to a greater extent.

Risk of default and loss on the mortgage loans may increase due to price volatility in regional residential real estate markets.

Regional residential real estate markets may experience rapid home price increases (and, in some circumstances, decreases) that reflect factors independent of general prevailing economic, employment or demographic conditions in a particular region. Any inflation of home prices may be temporary and unsustainable and may be followed by a period of rapid price decline. The factors described above may contribute to prolonged periods of higher inventory of homes available in a particular market than would otherwise be the case at more natural levels of residential home purchase activity. The Company cannot assure you that any of the factors above would not impact the prevailing property values of its investments in a given geographic area or more broadly.

Risk that demand and prices for commercial residential units decrease.

Maximum returns to investors with respect their investments are highly dependent on a strong residential real estate market. Several factors could negatively impact the sale prices and demand for properties, some of which include the following: single family home sale prices decrease, interest rates increase, reduced availability of financing for homeowners, competitive housing supply increases, rents decline or other economic conditions.

General real estate ownership risks.

Investments will be subject to the risks generally incident to the ownership of real estate and real estate-related assets. These risks include those arising from adverse changes in national economic conditions, changes in the investment climate for Real Estate Investments, adverse changes in local market conditions and area characteristics, changes in interest rates, availability of mortgage funds for financing, changes in real estate tax rates and operating expenses, government rules and fiscal policies (including rent, wage and price controls), natural disaster risks (including but not limited to earthquakes, tornadoes, mudslides, and floods), which may or may not be insurable and can delay the exit strategy and net proceeds associated with a loan, lapse in insurance coverage for collateral, and other factors which are beyond the control of the Company and the Manager.

We may allocate the net proceeds from this Offering to Real Estate Investments with which you may not agree.

We will have significant discretion in the types of Real Estate Investments we will make with the net proceeds of this Offering. You will only have limited ability to evaluate the manner in which the net proceeds of this Offering will be invested or the economic merit of our expected Real Estate Investments. As a result, we may use the proceeds from this Offering to invest in Real Estate Investments with which you may not agree. The failure of our Manager to apply these proceeds effectively or find Real Estate Investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns and could cause the value of our Interests to decline.

Real Estate Investments in which the Company invests may have significant leverage, which may adversely impact the return on investment achieved.

Certain of the Company’s Real Estate Investments may have capital structures with significant leverage. Consequently, the leveraged capital structure of such Real Estate Investments will increase their exposure to adverse factors such as rising interest rates, downturns in the economy or a deterioration in the business of an investment or its industry and may impair such companies’ ability to meet their debt obligations. Additionally, the Company may leverage its investment positions by borrowing. Failure to satisfy the terms of debt incurred by the Manager and Company can have negative consequences, including forced liquidation of the Company’s Real Estate Investments in order to satisfy the borrower’s obligations. Leverage may also take the form of trading on margin, which will result in interest charges that could be substantial. The use of leverage will have the effect of increasing the volatility of the Company’s Real Estate Investments.

Leverage may result in greater volatility of the NAV of, and distributions on, the Investor Shares because changes in the value of the Company’s portfolio, including Real Estate Investments purchased with the proceeds from borrowings are borne entirely by the Investor Members. So long as the Company is able to realize a higher net return on its Real Estate Investment portfolio than the then-current cost of any leverage together with other related expenses, the effect of the leverage will be to cause Investor Members to realize higher current net investment income than if the Company were not so leveraged. On the other hand, the Company’s use of leverage will result in increased operating costs. Thus, to the extent that the then-current cost of any leverage, together with other related expenses, approaches the net return on the Company’s Real Estate Investment portfolio, the benefit of leverage to Investor Members will be reduced, and if the then-current cost of any leverage together with related expenses were to exceed the net return on the Company’s portfolio, the Company’s leveraged capital structure would result in a lower rate of return to Investor Members than if the Company were not so leveraged.

Participation in a limited number of Real Estate Investments will adversely affect the returns generated by the Manager and Company.

The Company may participate in a limited number of Real Estate Investments and, as a consequence, the aggregate return of the Company may be substantially adversely affected by the unfavorable performance of even a single Real Estate Investment. Investor Members have no assurance as to the degree of diversification of the Company’s Real Estate Investments, either by geographic region, asset type or sector. In circumstances where the Manager and Company intend to refinance all or a portion of the capital invested in a transaction, there will be a risk that such refinancing may not be completed, which could lead to increased risk as a result of the Company having an unintended long-term investment as to a portion of the amount invested and/or reduced diversification.

Risks Related to Conflicts of Interest

Conflicts of interest.

The Company is subject to various conflicts of interest arising out of its relationship with the Manager and its affiliates. The Manager’s sole member and manager is the Company’s Sponsor. None of the agreements and arrangements between the Company and such parties, including the compensation payable by the Company to the Manager (or other entity designated by the Manager), are the result of arm’s-length negotiations. Any such transactions could cause conflicts of interest. Investor Members ultimately will be heavily dependent upon the good faith of the Manager. This Offering Circular does not purport to identify all conflicts of interest. The Company, from time to time, may enter into other transactions not specifically described in this Offering Circular with affiliates, Members, agents and representatives of the Manager. The Company will not make loans to or investments in the Manager or its affiliates and will not sell securities to the Manager other than Interests on the terms described herein. In addition, the Manager will not borrow from the Company and will not use the Company’s funds as compensating balances for its own benefit or commingle such funds with the funds of any other person. The Manager or its affiliates may perform services with respect to the transactions in which the Company invests.

Valuation and other conflicts of interest.

The value of the Company’s Real Estate Investments will be determined at least monthly in accordance with procedures established by the Manager in its sole discretion. As a result, the Manager will have considerable discretion in valuing Real Estate Investments and calculating the Management Fees to be paid to itself, particularly those Real Estate Investments for which market quotes are not readily available and that constitute a substantial portion of the Company’s investment portfolio.

The Manager and/or Company may be restricted from acting on the basis of material non-public information received from time to time.

By reason of its association with the Company’s Real Estate Investments or otherwise, the Manager may acquire confidential or material non-public information or otherwise be restricted from initiating transactions in certain securities. The Manager and Company will not be able to act upon any such information. Due to these restrictions, the Manager and Company may not be able to initiate a transaction that they otherwise might have initiated and may not be able to sell a portfolio investment that they otherwise might have sold.

None of the Manager or any of its respective personnel or affiliates is obligated to make any particular investment opportunity available to the Manager nor the Company, and they may take advantage of any opportunity, either for other accounts that the Manager and its respective personnel or affiliates manage or for themselves.

The Manager may create and manage other investment funds that have similar investment strategies and objectives. Such activities would require the time and attention of the Manager. Any such new investment fund created by the Manager or the Managers may focus on the same investments as those on which the Company anticipates focusing and may compete with the Company for investment opportunities. In such event, the Manager, in its sole discretion, shall allocate such opportunities between the Company and such other funds on a basis the Manager believes, in good faith, to be fair and reasonable. Such funds also may compete with the Company for capital contributions from potential investors. In such situations, the interests of the Manager may conflict with the interests of the Company, the Investor Members, or both.

Allocation of management resources.

Although the Manager has agreed under the terms of the Operating Agreement to devote sufficient time (in their discretion) to the business and affairs of the Company, its other respective business commitments, any parallel fund, and any subsequent fund, conflicts may arise in the allocation of management resources.

Risks Related to Employee Benefit Plans and Individual Retirement Accounts

ERISA considerations.

Each prospective investor is urged to consult with its own legal counsel regarding ERISA matters. Without limitation, a prospective investor that is a fiduciary under ERISA should carefully consider whether an investment in the Company would be consistent with its fiduciary duties. It is not expected that the Company will qualify as a venture capital operating company (“VCOC”) within the meaning of ERISA. Among other consequences, this will cause the Manager to limit the percentage of Subscriber interests that may be held by “benefit plan investors” or entities regulated under ERISA and may make it impracticable for a Subscriber to transfer its interest in the Company to such an entity. Investors that are employee benefit plans should read “ERISA Considerations” of this Offering Circular for additional ERISA considerations.

Cautionary statements regarding Forward-Looking Statements.

Certain information contained in this Offering Circular constitutes “forward-looking statements” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such forward-looking statements, including the intended actions and performance objectives for the Company, involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Although this information was prepared by the Manager based on its experience in the industry and on assumptions of fact and opinion as to future events that the Manager believed to be reasonable when made, no representation is made or assurance given that such statements, views, projections or forecasts are correct or that the objectives of the Company will be achieved or that investors will receive a return of their capital. Moreover, neither the Company nor the Manager, nor any of their affiliates, assumes responsibility for the accuracy and completeness of any forward-looking statements. Due to various risks and uncertainties, actual events or results or the actual performance of the Company may differ materially from those reflected or contemplated in such forward-looking statements. Subscribers are cautioned not to place undue reliance on such statements.

THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN THIS OFFERING. PROSPECTIVE INVESTORS ARE URGED TO READ THIS ENTIRE OFFERING CIRCULAR BEFORE DETERMINING TO INVEST IN THE COMPANY.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

We make statements in this Offering Circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this Offering Circular or in the information incorporated by reference into this Offering Circular.

The forward-looking statements included in this Offering Circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

●	our ability to effectively deploy the proceeds raised in this Offering;

●	our ability to attract prospective investors and retain Members to the Concreit Platform and Concreit App;

●	risks associated with breaches of our data security;

●	changes in economic conditions generally and the real estate and securities markets specifically;

●	expected rates of return provided to investors;

●	the ability of our Manager and its affiliates to source, originate and service our loans and other assets, and the quality and performance of these assets;

●	our ability to retain and hire competent employees and appropriately staff our operations;

●	legislative or regulatory changes impacting our business or our assets (including changes to the laws governing the taxation of REITs and SEC guidance related to Regulation A or the JOBS Act);

●	changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our Real Estate Investments fail to perform as expected;

●	our ability to implement effective conflicts of interest policies;

●	our ability to access sources of liquidity when we have the need to fund redemptions of Investor Shares in excess of the proceeds from the sales of our Investor Shares in our continuous offering and the consequential risk that we may not have the resources to satisfy redemption requests;

●	our failure to maintain our status as a REIT;

●	our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended, the Investment Company Act and other laws; and

●	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Offering Circular. All forward-looking statements are made as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Offering Circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Offering Circular will be achieved.

ESTIMATED USE OF PROCEEDS

Under the assumption that we will raise the maximum offering amount of $50,000,000, we estimate that the net cash proceeds from the sale of our Investor Shares in this Offering will be $49,200,000, after deducting estimated offering expenses of $300,000 and selling commissions. In no event will the estimated offering expenses exceed $1,500,000 excluding selling commissions, in which case the net cash proceeds will amount up to $48,000,000. As of the date of this Offering Circular, our Investor Shares will be offered at $1.00 per Investor Share. Our price per Investor Share will be adjusted at the beginning of every fiscal month based on our NAV as of the end of the prior fiscal month. In addition, our Sponsor previously acquired 10,000 Common Shares at a price equal to the initial public offering price in connection with our formation, for net proceeds to us of $10,000. Moreover, 13 accredited investors have previously acquired 290,355 Investor Shares from us for an aggregate of $291,424 in a private placement under Rule 506(c) of Regulation D of the Securities Act as of the date of this Offering Circular.

We expect to use substantially all of the net proceeds from this Offering and the private placements (after paying or reimbursing offering expenses) to invest in and manage a diversified portfolio of Real Estate Investments. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our Real Estate Investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for Real Estate Investments and distributions and will directly impact our monthly NAV. See “Management Compensation” in this Offering Circular for more details regarding the fees that will be paid to our Manager. Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this Offering in Real Estate Investments. In the interim, we may invest in short-term, highly liquid or other authorized investments, subject to the requirements for qualification as a REIT. Such short-term investments will not earn as high of a return as we expect to earn on our Real Estate Investments.

We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering and the concurrent private placement under Rule 506I of Regulation D. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors.

The table below shows the estimated net proceeds we would receive from this Offering assuming the sale of 25%, 50%, 75% and 100% of the maximum proceeds from the Investor Shares offered in this Offering, including the $10,000 we have previously received from our Sponsor and the $291,424 from the 13 accredited investors in the respective private placements.

	25% (1)		50% (1)		75% (1)		100% (1)
Gross Proceeds	$12,500,000		$25,000,000		$37,500,000		$50,000,000
Less:
Selling Commissions & Offering Expenses (2)(3)	$425,000	*	$550,000	*	$675,000	*	$800,000	*
Net Proceeds from this Offering	$12,075,000		$24,450,000		$36,825,000		$49,200,000
Net proceeds from the Private Placements	$286,227		$286,227		$286,227		$286,227

(1)	This Offering of is being made on a “best efforts” basis, which means there is no guarantee that any minimum amount will be sold. The Investor Shares are being offered and sold by the Company and through NCPS. The Company may undertake one or more closings on a rolling basis, where, after each such closing, funds tendered by investors are disbursed to the Company and the corresponding Investor Shares are delegated to the investors whose subscriptions were accepted.

(2)	In this Offering we will pay upfront selling commissions in connection with the sale of our Investor Shares in accordance with the Dealer Manager Agreement. We will pay upfront selling commissions in an amount of 1% of the purchase price per Investor Share that NCPS executed. Additionally, we will reimburse our Manager for actually incurred, third-party organization and offering costs, which are expected to be $300,000, but will in no event exceed $1,500,000. See “Management Compensation” for a detailed description of additional fees and expenses that we will pay our Manager.

(3)	Amounts reflected are estimates. Amounts include all expenses to be paid by us in connection with the formation of the Company and the qualification of the Offering, and the marketing and distribution of Investor Shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distribution costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of Investor Shares under federal and state laws, including taxes and fees accountants’ and attorneys’ fees. See “Plan of Distribution.”

(4)	Amounts reflected are based on the assumption that third-party organization and offering costs will be $300,000. However, as stated above, these costs may amount up to $1,500,000 in which event the reflected amount may be substantially lower.

*	This estimate is made under the assumption that Investor Shares will be sold at $1.00 per Investor Share. However, as set forth in this Offering Circular, the purchase price of Investor Shares will be adjusted in accordance with the NAV on a monthly basis. As a result, the aggregate amount may be higher or lower than the amount displayed. Moreover, this estimate assumes third-party organization and offering costs of $300,000.

Concreit reserves the right to alter the use of proceeds in this Offering.

PROPERTIES AND SECURITIES

Our Properties

The following table provides information about our portfolio as of the Date of this Offering Circular:

Property	Area	Year Built/Last Major Renovation	Interest Acquired by Us	NRA (000s SF)	In-place Occupancy	Annualized Base Rent	Largest tenant by NRA
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Securities	Company	Year Purchased	Interest Acquired by Us	Controlling Ownership (Y/N)	Annualized Dividend Rate
PBRELF I, LLC	Broadmark	2019	0.059%	N	~9.5%

MANAGEMENT

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager has established the IAC that the Manager will consult with respect to Real Estate Investments, potential conflicts of interest and other Company matters. The IAC consists of not fewer than three (3) members, who are generally advisors to the Manager but not otherwise affiliated with the Manager.

Our Manager will perform its duties and responsibilities pursuant to our Operating Agreement. The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Members. The Manager is not required to devote all of its time to our business and is only required to devote such time to our affairs as its duties require.

Our Investor Members shall take no part in the management or control of our business and shall have no authority to act for or bind us. The Operating Agreement contains limitations on the liability of the Manager and its affiliates for any action taken, or any failure to act, on behalf of the Fund unless there shall be a judgment or other final adjudication adverse to the Manager and such affiliates establishing that the (1) the Manager’s acts or omissions were in bad faith or involved intentional misconduct or gross negligence; (2) the Manager personally gained in fact a financial profit or other advantage to which the Manager was not legally entitled. The Operating Agreement also provides for indemnification of the Manager and its affiliates and advance of certain expenses for any losses for which the Manager is absolved from liability under the terms of the Operating Agreement.

Responsibilities of the Manager

The responsibilities of the Manager include:

Investment Advisory, Origination and Acquisition Services

●	approve and oversee Concreit’s overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	serve as Concreit’s investment and financial manager with respect to originating, investing in and managing a diversified portfolio of commercial real estate loans, preferred equity investments in commercial real estate and other select commercial real estate investment and real estate-related assets;

●	approve and oversee Concreit’s debt financing strategies;

●	approve joint ventures, limited partnerships and other such relationships with third parties;

●	approve any potential liquidity transaction;

●	obtain market research and economic and statistical data in connection with Concreit’s investments and investment objectives and policies; and

●	negotiate and execute approved investment and other transactions.

Offering Services

●	the development of any offering of Interests, including the determination of its specific terms;

●	the preparation and approval of all marketing materials to be used by Concreit or other relating to any offering;

●	the negotiation and coordination of the receipt, collection, processing, and acceptance of subscription agreement, commissions, and other administrative support functions;

●	the creation and implementation of various technology and electronic communications related to any offering; and

●	all other services related to an offering.

Asset Management Services

●	investigate, select, and, on behalf of us, engage and conduct business with such persons as the Manager deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, lenders technical manager, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by the Manager necessary or desirable for the performance of any of the foregoing services;

●	monitor applicable markets and obtain reports (which may be prepared by the Manager or its affiliates) where appropriate, concerning the value of the Real Estate Investments of us;

●	monitor and evaluate the performance of our Real Estate Investments, provide daily management services of Concreit and perform and supervise the various management and operational functions related to our Real Estate Investments;

●	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of Real Estate Investments on an overall portfolio basis; and

●	coordinate and manage relationships between us and any joint venture partners.

Accounting and Other Administrative Services

●	manage and perform the various administrative functions necessary for the day-to-day operations of Concreit;

●	provide or arrange for administrative services, legal services, office space, office furnishing, personnel and other overhead items necessary and incidental to our business and operations;

●	provide financial and operational planning services and portfolio management functions;

●	maintain accounting data and any other information concerning the activities of Concreit as shall be required to prepare and file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements;

●	maintain all appropriate books and records of Concreit;

●	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters,

●	make, change, and revoke such tax elections on behalf of us as the Manager deems appropriate, including, without limitation, making an election to be classified as an association taxable as a corporation for U.S. federal income tax purposes;

●	supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of Concreit;

●	provide Concreit with all necessary cash management services;

●	manage and coordinate with the transfer agent (if any) the process of making distributions and payments to Members;

●	evaluate and obtain adequate insurance coverage based upon risk management determinations;

●	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

●	evaluate the corporate governance structure of us and appropriate policies and procedures related thereto; and

●	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow Concreit to comply with applicable law.

Member Services

●	determine our distribution policy and authorize distributions from time to time;

●	approve amounts available for redemption of the Investor Shares;

●	manage communications with Members, including answering phone calls, preparing and sending written electronic and other communications; and

●	establish technology infrastructure to assist in providing Member support and services.

Disposition Services

●	evaluate and approve potential asset dispositions, sales, or liquidity transactions; and

●	structure and negotiate the terms and conditions of transactions pursuant to which the assets of us may be sold.

Managing-Member of Our Manager

As of the date of this Offering Circular, the managing-member of our Manager is as follows:

Name	Position

Concreit Inc.	Managing-Member

Concreit Inc., founded by three serial tech entrepreneurs, operates a real estate micro-investing application for everyday investors. Concreit is working on reshaping the experience of investing into commercial real estate by making it social and changing its behaviors surrounding liquidity and payouts. The company leverages distributed ledger tech in its approach to fund and asset management for scale and truth in accounting.

As of the date of this Offering Circular, the executive officers of our Sponsor, which is our Manager’s managing-member, and their positions and offices are as follows:

Name	Age	Position
Sean Hsieh	35	Chief Executive Officer
Jordan Levy	35	Chief Technology Officer

Sean Hsieh is CEO & Founder at Concreit Inc., a commercial real estate micro-investing application for everyday investors. Concreit Inc. is working on reshaping the experience of investing in commercial real estate by making it social and changing its behaviors of liquidity and payouts. Concreit Inc. leverages distributed ledger tech in its approach to fund & asset management for scale and truth in accounting.

Sean is a lifelong technologist, serial entrepreneur and angel investor. Prior to Concreit Inc., he co-founded and sold Flowroute Inc., an international telecommunications service provider based in Seattle, serving as the first virtual carrier nationwide carrier with a focus on API-driven and programmatic communications. Sean had the privilege of starting many functional disciplines at Flowroute Inc. from marketing, sales, customer and product success, and ultimately overseeing engineering before its sale. He believes that at the core of every great product is an unforgettable experience that creates stories.

Jordan Levy is a Founder and V.P. of Engineering at Concreit, Inc. a commercial real estate micro-investing application for everyday investors. Concreit Inc., is working on reshaping the experience of investing in commercial real estate by making it social and changing its behaviors of liquidity and payouts. The company leverages distributed ledger tech in its approach to fund and asset management for scale and truth in accounting.

Jordan is a proven entrepreneur and software engineering professional. Jordan previously served as Founder and CTO at Flowroute Inc., an international telecommunications service provider based in Seattle, becoming the first virtual carrier with a focus on API-driven and programmatic communications. At Flowroute, he built the first iteration of the company's industry-redefining platform and led the team that developed, implemented, and maintained all technology services and infrastructure in the company. Jordan is also an angel investor and advisor for early-stage startup companies. He is a drummer and multi-instrumentalist who loves jamming with friends when he is not busy with family. Jordan graduated with high honors from the University of California, Irvine, where he earned a B.S. in Physics and a B.S. in Information and Computer Science.

Investment Advisory Committee (“IAC”)

The IAC of our Manager is a standing committee of at least three members, established to assist our Manager in fulfilling its oversight responsibilities by (1) considering and approving of each Real Estate Investment made by us and (2) establishing our investment guidelines and overseeing our Real Estate Investments. The IAC will serve until such time as such IAC member resigns or is replaced by our Manager, in its sole and absolute discretion. Our Manager has diligently hand selected a team of advisors from the best in the industry spanning the disciplines of institutional commercial real estate development, property management, fund management, and credit & lending with over $10 Billion asset management experience. The initial IAC is comprised of Jeff Rakow, James Wong, Brad Shain, and Chris Carsley.

Jeff Rakow joined Talon Private Capital in 2011. As a managing director, Jeff provides leadership of a team focused on the acquisition and asset management of commercial real estate investments for institutional, corporate and private clients. Jeff has successfully led the acquisition, re-positioning, leasing and disposition of 1.2 million square feet of office projects in the Puget Sound region, valued at $500 million. In addition, Jeff managed a 4 million square foot corporate real estate portfolio on behalf of the leading regional hospital system in the Puget Sound region, saving the client over $2 million in annual operating costs.

Prior to Talon, Jeff worked at Morgan Partners, a family-owned real estate investment firm that owns and operates a portfolio of commercial and residential real estate on the west coast. At Morgan Partners, Jeff worked in a variety of roles including acquisitions, financing and asset management.

Prior to his career in real estate, Jeff worked on the founding team of several successful software startups in San Francisco and Silicon Valley, where he built and managed teams of engineers to deliver consumer, wireless and enterprise software.

Jeff graduated from Princeton University with a degree in computer science and from the Anderson School at UCLA with an MBA. Jeff lives in Seattle with his wife and two children.

James Wong is the Co-Founder/CEO of Vibrant Cities responsible for site evaluation, acquisition, development, equity funding and banking relations. Additionally, James is a seasoned entrepreneur, investor and founder of multiple successful companies. As a sought after thought-leader, speaker, and writer on real estate, technology, and entrepreneurship, James has been an active real estate investor and property manager for the past 17+ years, acquiring, developing and managing over $500+ million real estate projects.

James is also the Founder and Chairman of Avidian Technologies, the creator of Prophet, the world's leading CRM software built in Outlook. Prior to Vibrant and Avidian, James was the co-founder and president of Foci Technologies (acquired by Meritage Technologies), and held positions at Arthur Andersen in New York City and Chevron Corporation in San Francisco.

James is a recipient of the Puget Sound Business Journal's “40-Under-40 Award” and the winner of the Small Business Association's "Minority Small Business Champion of the Year" award. James is an enthusiastic rotarian and served on the board of the Seattle Rotary Service Foundation. James was a board member and chairman emeritus of the Group Health Foundation. He graduated from the University of Washington with a B.A. in Business Administration and is a graduate of Harvard Business School’s Owner/President Management (OPM) program.

Brad Shain joined Columbia Pacific Advisors in 2011 to co-found and manage the firm’s direct lending strategy. The direct lending business is approaching one (1) billion in AUM.

Brad has more than 30 years of experience evaluating various private commercial credit opportunities both personally and professionally. Previously, he was co-founder, president and CEO of Maxit Financial from the company’s inception in 1993 until its acquisition by Cash America (NYSE: CSH) in October 2010. Brad serves on the Board of SST Group. He received a B.S. in applied physics with a minor in math from the University of Utah.

Chris Carsley, CFA, CAIA is chief investment officer of Arch River Capital LLC, and Arch River Navigator Fund I LP. He is responsible for the investment management, finance structuring and capital partnerships of Arch River including its regulatory and reporting compliance practices. Chris brings over 25 years of investment industry expertise specializing in corporate and venture finance, business valuation, business operations efficiency, regulatory compliance practices, securities research, portfolio management, arbitrage trading and hedging.

Previously to Arch River, Chris was managing director of Bluewater Global Ltd, an international holding company, where he performed corporate analysis and invested in a variety of direct and indirect venture capital projects.

Prior to entering venture capital investments, he was responsible for the creation of the business risk and operational due diligence program as a senior member of the investment research and analysis team at Benchmark Plus Management. He was also the head execution trader of futures, options and OTC based trades for the Benchmark Funds.

Chris was a trader for Paloma Securities where he negotiated and structured ISDAs, securities lending and financing agreements that targeted global arbitrage opportunities primarily for Canadian and European markets. Chris was also a senior member of the hedge fund security finance team that performed due diligence for the Paloma Securities hedge funds to assist in enhanced finance/margin treatment and short coverage costs.

Prior to Paloma Securities, Chris was a portfolio manager for the investment division of Key Asset Management where he managed institutional and private client discretionary accounts and was responsible for sales, asset research/valuation and portfolio allocation.

Chris is currently a trustee and vice president of the Charles Wright Academy Endowment Committee. He has served on the board since March 2017. Chris co-founded the Northwest Hedge Fund Society (now the Seattle Alternative Investment Association) in 2004. He is co-head of the executive board of the Seattle CAIA chapter that launched in 2017. He earned his Chartered Financial Analyst (CFA) designation in 1998, Chartered Alternative Investment Analyst in 2011, and holds a BBA from the University of Portland.

Limited Liability and Indemnification of Our Manager and Others

Subject to certain limitations, our Operating Agreement limits the liability of our Manager, its members and managers, and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its members and managers, and affiliates.

Our Operating Agreement provides that to the fullest extent permitted by applicable law our Manager, its members and managers, and affiliates will not be liable to us. In addition, pursuant to our Operating Agreement, we have agreed to indemnify our Manager, its members and managers, and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the Operating Agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the Manager or one of our Manager’s manager.

Notwithstanding the foregoing, no exculpation or indemnification is permitted to the extent such exculpation or indemnification would be inconsistent with the requirements of federal or state securities laws or other applicable law.

Term and Removal of Our Manager

Our Operating Agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.

Our Investor Members may only remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our Investor Members. If the Manager is removed for “cause”, the Investor Members will have the power to elect a replacement Manager upon the affirmative vote or consent of the holders of a majority of our Investor Shares. “Cause” is defined as:

●	our Manager’s continued breach of any material provision of the Operating Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

●	the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

●	our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the Operating Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, then our Manager may not be removed; or

Unsatisfactory financial performance of the Company does not constitute “cause” under the Operating Agreement.

Concreit Platform and Concreit App

We will conduct this Offering on the Concreit Platform and Concreit App, which will host this Offering in connection with the distribution of the Investor Shares offered pursuant to this Offering Circular. The Concreit Platform and Concreit App are owned and operated by our Sponsor. We will not pay our Sponsor for any sales commissions or other remuneration for hosting this Offering on the Concreit Platform and Concreit App.

License Agreement

As of the date of this Offering Circular our Sponsor has filed an application with the USPTO to register the mark “Concreit.” Upon approval of the mark, we will enter into a license agreement with our Sponsor, pursuant to which our Sponsor will grant us a non-exclusive, royalty free license to use the name “Concreit.” Other than with respect to this license, we will have no legal right to use the “Concreit” name. In the event that our Manager ceases to manage us, we would be required to change our name to eliminate the use of “Concreit.”

MANAGEMENT COMPENSATION

Our Manager will receive fees and expense reimbursements for services relating to this Offering and the investment and management of our assets. The items of compensation are summarized in the following table. Our Manager will not receive any selling commissions or dealer manager fees in connection with the offer and sale of our Investor Shares.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Stage

Organization and Offering Expenses - Manager	To date, our Manager has paid organization and offering expenses on our behalf. We will reimburse our Manager for these costs and future organization and offering costs it may incur on our behalf. We expect organization and offering expenses to be approximately $300,000, but in no event more than $1,500,000.	$300,000-$1,500,000

Acquisition and Development Stage

Acquisition Fee - Manager	Upon acquisition of fee simple interest in real estate, the Manager will be entitled to a fee equal to one percent (1.0%) if the acquisition dollar amount is greater than or equal to ten (10) million dollars and one- and one-half percent (1.50%) if it is less than ten (10) million dollars. For investments in entities that hold real estate or real estate related assets, the Manager will be entitled to a fee equal to three quarters of a percent (0.75%) of the cost of such investment. When a joint venture of which the Company is a member acquires a fee simple in real estate, the Manager will be entitled to a fee equal to one percent (1.00%) if the cost of the real estate multiplied by our percentage interest in the joint venture is greater than or equal to ten (10) million dollars and one and one half percent (1.50%) if the cost of the real estate multiplied by our percentage interest in the joint venture is less than ten (10) million dollars.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

Operational Stage

Asset Management Fee - Manager

We will pay the Manager an annual asset management fee (the “Management Fee”), in an amount equal to one percent (1.0%) per annum (0.08333% per month) multiplied by the NAV as of the last day of the preceding month, calculated and paid monthly in arrears.

The Manager may deduct installments of the Management Fee when due from any cash distributions to which Investor Members would otherwise be entitled. If any such cash distribution is insufficient to cover the Management Fee in any month, the Investor Members will remit the difference to the Manager in subsequent distribution periods until the difference has been paid in full.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

Financing Fee - Manager

When we obtain financing for real estate owned, directly or indirectly, the Manager will be entitled to a fee equal to one percent (1%) of the gross amount of the financing. Further, when we obtain financing of real estate where we are a member of a joint venture, the Manager will be entitled to a fee equal to one percent (1%) of the gross amount of the financing multiplied by our percentage interest in the joint venture.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

Property Management Fee - Manager	Our Manager will be entitled to a fee of equal to five percent (5.00%) of the gross rental income of us during the preceding month for all properties that the we own in fee simple interest or through a joint venture.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

Other Fees – Manager	If the Manager is able to engage the servicer of third parties, including but not limited to insurance brokers, real estate brokers, and property managers, at rates below the prevailing market rates, the Manager will be entitled to a fee equal to the difference between the negotiated fee and the prevailing rate.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

Liquidation/Listing Stage

Disposition Fee – Manager

When we sell or dispose of our real estate, the Manager will be entitled to a fee equal to twenty-five basis points (0.25%) of the selling price of every fee simple interest in the real estate. Further, when we sell or dispose of a fee simple interest in real estate where we are a member of a joint venture, the Manager will be entitled to a fee equal to twenty-five basis points (0.25%) of the selling price of the real estate multiplied by our percentage interest in the joint venture.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

Method of Accounting

The compensation described in this section was calculated using the accrual method of accounting.

PRINCIPAL SECURITYHOLDERS

The following table sets forth, as of the date of this Offering Circular, the beneficial ownership of limited liability company interests of our Common Shares and our Investor Shares for (i) each person who is the beneficial owner of 5% or more of our outstanding Common Shares or 5% or more of our outstanding Investor Shares, (ii) each director and executive officer of our Sponsor, and (iii) the directors and executive officers of our Sponsor as a group. To our knowledge, each person that beneficially owns shares of our Common Shares or Investor Shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 1411 4th Avenue, Suite 1000, Seattle, WA 98101.

	Common Shares		Investor Shares		Common Shares and Investor Shares
Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of All Shares	Number of Shares Beneficially Owned	Percentage of All Shares	Number of Shares Beneficially Owned	Percentage of All Common Shares and Investor Shares

5% Shareholders

Concreit Inc. (2) (3)	10,000	100.00%	-	-	10,000	3.33%

Executive Officers and Directors

Sean Hsieh	-	-	254,858.71	87.77%	254,858.71	84.85%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	As of the date of this Offering Circular, Concreit Inc. owns all of our issued and outstanding Common Shares.

(3)	All voting and investments decisions with respect to our shares of Common Shares that are held by Concreit Inc. are controlled by the board of directors of Concreit Inc. The board is comprised of Sean Hsieh, Jordan Levy, and Andy Liu.

CONFLICTS OF INTEREST AND RELATED PARTY TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with our Manager, our Sponsor and their affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Entities

General

Our Manager and its affiliates will experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its affiliates may face include the following:

●	Our Sponsor’s officers acting on behalf of our Manager must determine which investment opportunities to recommend to us. Our Sponsor has not previously sponsored, as of the date of this Offering Circular, other privately offered real estate funds that have similar investment criteria but may do so in the future.

●	Our Sponsor’s officers acting on behalf of our Manager will have to allocate their time among us, our Sponsor’s business and other programs and activities in which they are involved, including, potentially, additional private or publicly offered investment funds.

●	The terms of our Management Agreement (including our Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated through the benefit of arm’s length negotiations of the type which are normally conducted between unaffiliated parties.

Allocation of Investment Opportunities

We rely on our Sponsor’s executive officers who act on behalf of our Manager to identify suitable Real Estate Investments. Our Sponsor has not yet established and sponsored other privately offered real estate fund that have similar investment criteria. However, our Sponsor expects to establish and sponsor, in the future, similar real estate investment funds and additional REIT offerings as well as other potential investment vehicles. These additional real estate investments fund and REITs may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one fund or REIT, our Sponsor acting on behalf of our Manager will allocate it using its business judgment and in a manner that is fair and equitable to all such investment vehicles. Any allocation of this type may involve the consideration of a number of factors that our Manager may take into account. The following factors will be taken into consideration when making any such investment decision:

●	the investment objectives and criteria of our Sponsor’s various investment vehicles;

●	the cash requirements of our Sponsor’s various investment vehicles;

●	the effect of the investment on the diversification of the portfolios of our Sponsor’s various investment vehicles by type of investment, and risk of investment;

●	the policy of our Sponsor’s various investment vehicles relating to leverage;

●	the anticipated cash flow of the asset to be acquired;

●	the income tax effects of the purchase on our Sponsor’s various investment vehicles;

●	the size of the investment; and

●	the amount of funds available to our Sponsor’s various investment vehicles. If a subsequent event or development causes any investment, in the opinion of our Sponsor’s officers, to be more appropriate for another of our Sponsor’s entity, they may offer the investment to such entity.

In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one REIT more than another REIT or limit or impair the ability of any REIT to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular REIT that such arrangements or agreements include or not include another REIT, as the case may be. Any of these decisions may benefit one REIT more than another REIT.

Allocation of Sponsor’s and Affiliates’ Time

We rely on our Sponsor’s key professionals who act on behalf of our Manager, including Sean Hsieh, and Jordan Levy, for the day-to-day operation of our business. As a result of their interests in other affiliates of our Sponsor that may be formed in the future, their obligations to other investors and the fact that they will engage in other business activities on behalf of themselves and other, Sean Hsieh and Jordan Levy will face conflicts of interest in allocating their time among us, our Manager, other anticipated affiliates of our Sponsor and other business activities in which they are involved. However, we believe that our Sponsor has sufficient officers, and our Manager sufficient advisors including the IAC, so that our Sponsor’s officers that act on behalf of our Manager can fully discharge their responsibilities to us and other anticipated affiliates of our Sponsor.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager will receive substantial fees from us, which have not been negotiated at arm’s length with an unaffiliated third party. These fees could influence our Manager’s advice to us and the officers, directors our Sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

●	the continuation, renewal or enforcement of provisions in our Management Agreement involving our Manager and its affiliates;

●	public offerings of equity by us, which will likely entitle our Manager to an increase in the origination fees, Management Fee and other fees;

●	whether and when we seek to list our Investor Shares on a stock exchange or other trading market;

●	whether we seek Member approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the executives of our Sponsor who are performing services for us on behalf of our Manager for consideration that would be negotiated at that time and may result in these executives receiving more compensation from us than they currently receive from our Sponsor;

●	whether and when we seek to sell the Company or its assets; and

●	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

Certain Conflict Resolution Measures

Our Policies Relating to Conflicts of Interest

We have adopted the following policies prohibiting us from entering into certain types of transactions with respect to future investments with our Manager, our Sponsor, their officers or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates.

Pursuant to these conflicts of interest policies, we may not engage in the following types of transactions:

●	sell or lease any Real Estate Investments to our Manager, our Sponsor, their officers or any of their affiliates; or

●	acquire or lease any Real Estate Investments from our Manager, our Sponsor, their officers or any of their affiliates.

We may, however, purchase an investment from an entity affiliated with our Sponsor in the event that such entity initially acquires an investment that is suitable for us at a time when we are unable to do so, with the intention of providing us the opportunity to acquire the investment at a later date when we are able to acquire the investment.

In addition, pursuant to these conflicts of interest policies, we will neither make any loans to our Manager, our Sponsor, their officers or any of their affiliates nor borrow money from our Manager, our Sponsor, their officers or any of their affiliates, except as otherwise provided in the Offering Circular. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the Manager. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by our Manager, our Sponsor, their officers or any of their affiliates. Notwithstanding the above, from time to time we may borrow from our Sponsor at a rate that is the lesser of (a) market rates or (b) our Sponsor’s cost of capital.

These conflicts of interest policies may be amended at any time in our Manager’s discretion.

Other Operating Agreement Provisions Relating to Conflicts of Interest

Our Operating Agreement contains many other restrictions relating to conflicts of interest including the following:

Term of our Manager

Our Operating Agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us under certain circumstances. Our Investor Members may remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our Investor Members. Unsatisfactory financial performance does not constitute “cause” under the Operating Agreement.

INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our primary investment objectives are:

●	to pay attractive and consistent cash distributions on a monthly basis by rigorously evaluating numerous investment opportunities to find those that can support the distribution target;

●	to create a portfolio of diversified Real Estate Investments; and

●	to preserve, protect and return your capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific Real Estate Investments and the purchase and sale of our assets.

Investment Strategy

We expect to use substantially all of the net proceeds from this Offering to invest in a diversified portfolio of Direct CRE and Real Estate-Related Securities. We intend to invest at least 80% of the total value of our assets in Direct CRE and Real Estate-Related Securities. Direct CRE may encompass a wide variety of commercial real estate, including industrial, multifamily, office, retail and other real property types. Further, Direct CRE may include whole or partial interests in real properties as well as mortgage debt, mezzanine debt and other direct real estate investments. Real Estate-Related Securities may include equity and debt securities of both publicly traded and private companies, including REITs and pass-through entities that own real property or loans secured by real estate, including investments in commercial mortgage-backed securities and derivative instruments

We will seek to create and maintain a portfolio of investments that generate a low volatility income stream of attractive, frequent, and consistent cash distributions. Our focus on investing in debt instruments will emphasize the payment of current returns to investors and preservation of invested capital. We also intend to diversify our portfolio by investing in equity instruments in real estate-related companies, subject to certain limitations related to our intended qualification as a REIT and to maintain our exclusion under the Investment Company Act. We will also seek to realize growth in the value of our investments by timing their sale to maximize value.

On a long-term basis, under normal market conditions, we will seek to allocate the Company’s portfolio generally in accordance with our strategy to maximize our operating cash flow and preserve our invested capital, subject to certain limitations related to our intended qualification as a REIT and to maintain our exclusion under the Investment Company Act.

In executing our business strategy, we believe that we will benefit from our Manager’s affiliation with our IAC given our IAC’s strong track record and extensive experience and capabilities as fund managers. Among others, these competitive advantages include:

●	Real estate investment experience;

●	Ability to source attractive opportunities;

●	Asset management experience.

Market Overview and Opportunity

It is our belief that investing with us offers investors the opportunity to gain real estate exposure with lower fees and potential higher returns relative to other non-traded REITs. Compared to other non-traded REITs, we offer lower upfront fees, lower ongoing fees, and a lower minimum investment amount. According to an SEC Bulletin dated August 30, 2016, non-traded REITs typically charge 10-15% in upfront costs and require minimum investment amounts ranging between $1,000 to $2,500. In comparison, investors will not pay any upfront fees to invest with us.

We believe that the near and intermediate-term market for investment in commercial real estate-related debt and equity securities, as well as direct investments in commercial real estate is compelling from a risk-return perspective. Given the prospect of low growth for the economy, we favor a strategy that focuses on cash flow and interest profits as the primary motivator for investments.

It is important to note that real estate markets are volatile, and subject to change over time. Although the current opportunities seem to be favorable, conditions could change quickly which may contribute to a shift in our strategy in search of superior risk-adjusted returns.

Targeted Investments

We will seek to acquire a diversified portfolio of commercial real estate investment consisting primarily of Direct CRE and Real Estate-Related Securities. Direct CRE may encompass a wide variety of commercial real estate, including industrial, multifamily, office, retail and other real property types. Further, Direct CRE may include whole or partial interests in real properties as well as mortgage debt, mezzanine debt and other direct real estate investments. Real Estate-Related Securities may include equity and debt securities of both publicly traded and private companies, including REITs and pass-through entities that own real property or loans secured by real estate, including investments in commercial mortgage-backed securities and derivative instruments.

Investments in Direct CRE

Illustrative Property Sectors

Multi-family homes (Apartments). Apartment are largely cyclical, as profitability is tied to employment rates. However, they tend to be inversely (negatively) correlated to residential housing (tighter mortgage requirements and uncertainty on home prices tend to benefit apartment demand).

Hotel. Hotels are highly cyclical due to their nightly leases, as room rates occupancies can change swiftly with economic conditions. Low relative operating margins and significant recurring capital expenditures add volatility to the cash flow profile.

Self-Storage. Lease terms are relatively short, but self-storage companies have strong pricing power, since small businesses and apartment dwellers will typically agree to higher rents rather than discard belongings or move into a larger space.

Shopping Center. Tenants are generally geared toward non-discretionary (grocery, discount retail, pharmacy), offering some defensive qualities. Big box centers generally have stronger-credit tenants but are also at greater risk from e-commerce penetration. Neighborhood centers typically include more local businesses (nail salons, pizza parlors), which are more dependent on the local economy.

Industrial. Despite long lease durations, industrial properties have short construction times due to less-complex building requirements, so supply tends to closely track demand. A shorter property cycle results in greater sensitivity to domestic and global economic growth.

Regional Mall. Tenants tend to be discretionary-focused (department stores, boutique retail). Leases typically include rent step-ups, providing some support in the event of a downturn in the economy.

Office. Lengthy lease durations (10 years or more for urban offices) provide long-term cash flow visibility. Offices in central business districts often see near-constant low supply conditions.

Health Care. Long-term tenants such as hospitals and medical office buildings provide generally stable, bond-like income payments, resulting in a defensive investment profile. In recent years, companies have shifted more of their net operating income to private pay, a source that adds more cyclicality to their cash flow, but limits exposure to government reimbursement risk.

Potential Investment Structures

We intend to gain exposure to CRE investments both directly and indirectly through wholly owned subsidiaries, joint ventures or co-ownership arrangements (collectively, “Real Estate Investment Vehicles”). However, the potential investment structure of the Real Estate Investment Vehicles themselves will also vary. The Real Estate Investment Vehicles may be wholly owned subsidiaries of us or entities in which the we have a majority and minority interest. The Real Estate Investment Vehicles will primarily consist of two types of potential investment structures (i) wholly owned subsidiaries of us (“Wholly Owned Entities”) and (ii) entities in which we intend to co-invest solely alongside unaffiliated third-party investors (“Joint Venture Entities”).

Wholly Owned Entities. We intend to invest in Direct CRE through one or more Wholly Owned Entities, which may include fee simple, leasehold ownership, debt instrument or a partnership/limited liability company interest in the underlying real estate. Unlike investments through Joint Venture Entities, we will maintain complete ownership of the underlying Direct CRE held by the Wholly Owned Entity, and, as a result, we will bear all risks associated with the underlying CRE. Moreover, investments in real estate made through a Wholly Owned entity will not be subject to the risk of bankruptcy of a third party, failure of such third party to fund any required capital contributions, or the risk of disputes between us and its joint venture partners that could result in litigation or arbitration that would increase our expenses.

Joint Venture Entities. We may enter into joint ventures with third parties, including partnerships, co-tenancies and other co-ownership arrangement or participations with mortgage or investment banks, financial institutions, real estate developers, owners or other non-affiliated third parties for the purpose of owning or operating Direct CRE through Joint Venture Entities. In such event, we would not be in a position to exercise sole decision-making authority regarding the underlying Direct CRE held by the Joint Venture Entity, and, as a result, we may also be subject to the potential risk of impasses on decisions, such as a sale, foreclosure and restructuring because neither it nor its joint venture partners would have full control over the investments held by the Joint Venture Entity. Unlike investments in Wholly Owned Entities, investments in Joint Venture Entities, may, under certain circumstances, involve risks related to the involvement of a third party, including the possibility that our joint venture partners might become bankrupt or fail to fund their required capital contributions.

While we have not established general safeguards, we will apply when entering into joint ventures, we will consider specific safeguards on a case by case basis to address potential consequences relating to the following issues:

●	The management of the joint venture, such as obtaining certain approval rights in joint ventures we do not control or providing for procedures to address decisions in the event of an impasse if our shares control of the joint venture.

●	Our ability to exit a joint venture, such as requiring buy/sell rights, redemption rights or forced liquidation under certain circumstances.

●	Our ability to control transfers of interests held by other parties in the joint venture, such as requiring consent, right of first refusal or forced redemption rights in connection with transfers.

Investment in Real Estate-Related Securities

Mortgage Backed Securities

The following describes certain characteristics of mortgage backed securities (“MBS”), which includes RMBS and CMBS. It should be noted that new types of MBS are developed and marketed from time to time and that, consistent with its investment limitations, we may invest in those new types of MBS.

MBS are bonds that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Thus, MBS are subject to all the risks of the underlying mortgage loans, including the risks of prepayment or default.

In general, CMBS are securities backed by obligations (including certificates of participation in obligations) that are principally secured by mortgages on real property or interests therein having a multifamily or commercial use, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, and nursing homes. RMBS are residential mortgage backed securities that are collateralized by pools of mortgage loans assembled for sale to investors. RMBS represent interests in pools of mortgage loans secured by residential real property.

Collateralized Debt Obligation

Collateralized debt obligations (“CDO”) are a type of asset-backed securities. The underlying assets may vary but are typically a portfolio backed by tangible incomes streams like mortgages, high-yield bonds, and leveraged loans among others.

Restricted Securities and Securities with Limited Trading Markets

We may purchase securities for which there is a limited trading market, or which are subject to restrictions on resale to the public. If we were to make substantial investments in securities with limited trading markets, the activities of us could have an adverse effect upon the liquidity and marketability of such securities and we might not be able to dispose of its investments at the then current market prices. Circumstances could also exist (to satisfy redemptions, for example) when portfolio securities might have to be sold by us at times which otherwise might be considered to be disadvantageous so that we might receive lower proceeds from such sales than it had expected to realize. Investments in securities which are “restricted” may involve added expenses to us should we be required to bear registration costs with respect to such securities. We could also be delayed in disposing of such securities which might have an adverse effect upon the price and timing of sales and the liquidity of us. Restricted securities and securities for which there is a limited trading market may be significantly more difficult to value due to the unavailability of reliable market quotations for such securities, and investment in such securities may have an adverse impact on the NAV.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANICAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of Concreit’s financial condition and results of operations together with the consolidated financial statements and related notes that are included elsewhere in this Offering Circular. This discussion contains forward-looking statements based upon current plans, expectations and beliefs that involve risks and uncertainties. Concreit’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors,” “Special Note Regarding Forward Looking Information” and in other parts of this Offering Circular.

General

We are a newly organized Delaware limited liability company formed to acquire and manage a diversified portfolio of Real Estate Investments. In addition, we may acquire any real properties that in the opinion of our Manager, meets our investment objectives. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of Real Estate Investments that provide attractive cash yields to our Investor Members with the potential of capital appreciation. In furtherance of this aim, we acquired ownership interest in PBRELF I, LLC. To fund this acquisition, our Sponsor’s CEO contributed an aggregate $250,000 of cash in exchange for 253,189 Investor Shares and 12 accredited investors an aggregate of $41,424 of cash in exchange for 37,166 Investor Shares. Additionally, our Sponsor has purchased 10,000 Common Shares from us at $1.00 per share in a private placement, for net proceeds to us of $10,000.

Concreit Fund Management LLC is our Manager. As our Manager, it is responsible for directing the management of our business and affairs, managing our day-to-day operations, implementing our investment strategy, and manage our portfolio of Real Estate Investments. Our Manager also has the authority to make all of the decisions regarding our Real Estate Investments, subject to the limitation in our Operating Agreement. Our Manager will also provide asset management, marketing, other administrative services on our behalf.

We intend to make an election to be taxed as a REIT under the Code, commencing with our taxable year ending December 31, 2020. If we qualify as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax to the extent we distribute qualifying dividends to our Investor Members. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution.

However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2020, and we intend to continue to operate so as to remain qualified as a REIT for U.S. federal income tax purposes thereafter.

Competition

Our net income depends, in large part, on our ability to originate Real Estate Investments with attractive risk-adjusted yields. In originating these Real Estate Investments, we compete with many other entities engaged in real estate investment activities, including individuals, corporations, insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities, many of which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous REITs with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the Real Estate Investments suitable for us. Competitive variables include market presence and visibility, amount of capital to be invested per investment and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential Real Estate Investments than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Results of Operations

As of the date of this Offering Circular, we have gained marginal revenues, amounting to $8,314 generated through our initial Real Estate Investment in PBRELF I, LLC. However, our results of operations as of the date of this Offering Circular are not indicative of those expected in future periods as we commenced our operations on July 12, 2019 in connection with our initial Real Estate Investment in ownership interest in PBRELF I, LLC.

Our financial statements attached to this Offering Circular, dated May 24, 2019, do not reflect subsequent events, including our initial Real Estate Investment and the revenues generated thereof due to the date of our initial Real Estate Investment past May 24, 2019.

Liquidity and Capital Resources

As of the date of this Offering we have made investments in the amount of $250,000 and our total assets consist of approximately $258,314 upon the commencement of this Offering. For information regarding the anticipated use of proceeds from this Offering, see “Estimated Use of Proceeds.” The Company’s proceeds from Common Shares sold to our Sponsor in a private placement and the Investor Shares sold to accredited investor in another private placement have been, and will continue to be, primarily deployed for (i) acquisition of Direct CRE and Real Estate-Related Securities; (ii) operating expenses; and (iii) certain payments to our Manager, including reimbursement of organization and offering expenses. In furtherance of our operations, the liquidity we need to further acquire Real Estate Investments will be funded primarily from the sale of our Investor Shares in this Offering and to some extent form debt proceeds.

We have currently no outstanding debt and have not received a commitment from any lender to provide us with financing. The percentage of leverage we employ will vary depending on our available capital, our ability to obtain and access financing arrangements with lenders, debt restrictions contained in those financing arrangements and the lenders’ and rating agencies’ estimate of the stability of our investment portfolio’s cash flow. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of Real Estate Investments.

Our Manager may from time to time modify our leverage policy in its sole discretion. Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

●	our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with all of the other covenants contained in the debt, which is likely to result in (a) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, (b) our inability to borrow unused amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements or pay dividends of excess cash flow held in reserve by such financing sources, and/or (c) the loss of some or all of our assets to foreclosure or sale;

●	our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase with higher financing costs;

●	we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, distributions or other purposes; and

●	we may not be able to refinance debt that matures prior to the investment it was used to finance on favorable terms, or at all, and more broadly, there can be no assurance that a leveraging strategy will be successful.

Debt financings for Real Estate Investments may be obtained prior to or at the time that a Real Estate Investment is acquired or made or at such later time as determined to be appropriate. In addition, debt financing may be used from time to time for working capital needs, including the payment of distributions.

In general, during our offering stage, when we may raise capital in this Offering more quickly than we acquire income-producing assets, and for some period after our offering stage, our Manager may not be able to declare and distribute distributions solely from our cash flow from operations. Further, because we may receive property income or other revenue at various times during our fiscal year, and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, our Manager may declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings or lines of credit to fund our distributions, to the extent permissible under the applicable law. We may also fund such distributions from the sale of assets or other investments. Our Operating Agreement permits us to make distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our Operating Agreement does not limit the amount of funds we may use from any source to pay such distributions. If we make distributions from sources other than our cash flow available for distributions, we will have less funds available for Real Estate Investment.

We intend to elect to be taxed as a REIT and to operate as a REIT commencing with our taxable year ending December 31, 2020 To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our Manager may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our Manager deems relevant.

Market Outlook – Real Estate Finance Markets

We are encouraged by continued improvement in commercial real estate capital and credit markets, as well as the positive macroeconomic growth supporting the commercial real estate industry. As we look ahead to the next three years, we believe improving fundamentals, transactions, and commercial real estate lending activities will continue to strengthen in core United States metro markets. We also expect the trend of high foreign direct investment in United States markets and real estate assets to remain strong. Further, assistance provided by governmental support programs and commitments over the immediate future are expected to further support U.S. capital markets over the immediate future.

Risks related to interest rate hikes and regulatory uncertainty could adversely affect growth and the values of our Real Estate Investments. In the event market fundamentals deteriorate, our real estate portfolio or the collateral security in any loan investment we make may be impaired as a result of lower occupancy, lower rental rates, and/or declining values. Further, these circumstances may materially impact the cost and availability of credit to borrowers, hampering the ability of our Manager to acquire new loans or investments with attractive risk/reward opportunities.

The current interest rate environment provides an unusual opportunity to borrow at comparably low interest rates. As a protective measure against interest rate fluctuations and regulatory uncertainty, the Company intends to focus on purchasing Direct CRE with stable income, which typically would allow the Manager to secure long-term, fixed rate debt on the property at historically attractive terms, thereby mitigating interest rate risk. In terms of Real Estate-Related Securities, and here in particular commercial real estate loans, we are targeting an average investment duration of 1 to 2 years for greater flexibility and adaptability during times of interest rate volatility or regulatory uncertainty.

Over the short term, management remains cautiously optimistic about the opportunity to acquire loans and investments offering attractive risk-adjusted returns in our targeted investment markets. However, we recognize disruptions in financial markets can occur at any time. By targeting modest leverage and short target investment durations, we believe we will remain well positioned, as compared to our competitors, in the event current market dynamics deteriorate.

Valuation Policies

Our NAV per Investor Share will be adjusted at the beginning of every fiscal month based on our NAV as of the end of the prior fiscal month. Our first NAV per Investor Share had been calculated on September 1, 2019, at $1.00. We are using a process that reflects several components, including (1) estimated values of each of commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, discount rates, net operating income, and (b) in certain instances individual appraisal reports of the underlying real estate provided by an independent valuation expert, (2) quarterly updates in the price of liquid assets for which third party market quotes are available, (3) accruals of our monthly or periodic distributions and (4) estimated accruals of our operating revenues and expenses. In instances where we determine that an independent appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we may engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. However, the independent valuation expert will not be responsible for, or prepare, our NAV per share.

Our goal is to provide a reasonable estimate of the NAV per Investor Share on a monthly basis. However, the use of different judgments or assumptions would likely result in different estimates of the value of our commercial real estate assets and investments. Moreover, although we evaluate and provide our NAV per Investor Share on a monthly basis, our NAV per Investor Share may fluctuate in the interim, so that the NAV per Investor Share in effect for any fiscal month may not reflect the precise amount that might be paid for your Investor Shares in a market transaction. Further, our published NAV per Investor Share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per Investor Share may be in favor of either Investor Members who redeem their shares, or potential investors or Investor Members who buy new shares, or existing Investor Members. However, to the extent quantifiable, if a material event occurs in between monthly updates of NAV that would cause our NAV per Investor Share to change by 5% or more from the last disclosed NAV, we will disclose the updated NAV per Investor Share and the reason for the change in an offering circular supplement as promptly as reasonably practicable. Note, in addition, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP and our NAV may not be indicative of the price that we would receive for our assets at current market conditions.

Furthermore, our Manager is responsible for the valuation of our investments. However, our Manager may engage third party professionals to assist with, verify or otherwise determine the valuation of our investments. Prior to its initial appraisal, each investment is valued at cost plus capital expenditures less liabilities, if any.

Monthly NAV per Investor Share

As of the date of this Offering Circular our initial offering price at $1.00 per Investor Share is based upon our most recent computed NAV per Investor Share. Our price per Investor Share will be adjusted at the beginning of every fiscal month based on our NAV as of the end of the prior fiscal month.

Upon qualification of the offering statement by the SEC, we will file with the SEC on a monthly basis an offering circular supplement disclosing the monthly determination of our NAV per Investor Share that will be applicable for such fiscal month, which we refer to as the pricing supplement. We will also post that fiscal month’s NAV on the Concreit Platform and the Concreit App. The Concreit Platform as well as the Concreit App will also contain this Offering Circular, including any supplements and amendments. We will disclose, on a monthly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV. In addition, if a material event occurs in between monthly updates of NAV that would cause our NAV per Investor Share to change by five percent (5%) or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on the Concreit Platform and Concreit App.

Any subscriptions that we receive prior to the end of a fiscal month will be executed at a price equal to our NAV per Investor Share applicable to such fiscal month.

Contractual Obligations and Other Long-Term Liabilities

As of the date of this Offering Circular, we did not have any contractual obligations or other long-term liabilities.

Going Concern

Because we only recently incorporated, we expect to experience losses from operations. To date, we have not been able to produce sufficient sales to become cash flow positive and profitable. The success of our business plan during the next 12 months and beyond will be contingent upon generating sufficient revenue to cover our costs of operations and/or upon obtaining additional financing. For these reasons, our auditor has raised substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

As of the date of this Offering Circular, we do not have any off-balance sheet arrangements.

Changes in and Disagreements with Accountants

We have not had changes in or disagreement with our accountants.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical operating results for our Sponsor.

The returns to our Investor Members will depend in part on the mix of Real Estate Investments in which we invest. As of the date of this Offering Circular our Sponsor has not sponsored any privately offered real estate fund yet. As a result, there is no data relating to past performance of our Sponsor that could be indicative of our future performance. However, we will utilize our Sponsor’s expertise from its own operations as a high growth technology company, which provides advanced financial services and addresses complex billing matters to create value for the Company.

Similarly, our Manager is only operating since May 2019 and has limited to no operating experience that could be indicative of our future performance.

Overview of Our Sponsor

Our Sponsor is a privately held company that has been formed in October 2018 and operates the Concreit Platform and the Concreit App. Our Sponsor has spent the majority of its operations developing products and services which have only been recently introduced to the public. While our Sponsor is only operating since October 2018, its founders are seasoned entrepreneurs and technologists who have recently completed a successful exit from their last partnership. This experience combined with seasoned advisors of the real estate industry are and will be strong drivers of our Sponsor’s success.

DESCRIPTION OF MEMBERSHIP INTERESTS AND CERTAIN PROVISIONS OF OUR OPERATING AGREEMENT

The following description of our membership interests, certain provisions of Delaware law and certain provisions of our certificate of formation and Operating Agreement, which will be in effect upon consummation of this Offering, are summaries and are qualified by reference to Delaware law, our certificate of formation and our Operating Agreement, copies of which are filed as exhibits to the offering statement of which this Offering Circular is a part.

General

We are a Delaware limited liability company organized on May 24, 2019 under the Delaware Limited Liability Company Act, or Delaware LLC Act, issuing limited liability company interests. Our Operating Agreement authorizes us to issue limited liability company interests in our Company that are denominated by two classes of shares, consisting of Common Shares and Investor Shares. Further, our Operating Agreement provides that we may issue an unlimited number of Common Shares and Investor Shares with the approval of our Manager but without Investor Member approval. Our Manager may divide the Investor Shares into one or more series and determine for each such series, the rights and preferences.

All of the Investor Shares offered in this Offering Circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the Investor Shares, as determined by our Manager, the holders of such Investor Shares will not be liable to us to make any additional capital contributions with respect to such Investor Shares (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the Delaware LLC Act). Holders of Investor Shares have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of our Company. However, holders of our Investor Shares will be eligible to participate in our Redemption Plan and Reinvestment Plan, as described below in “Redemption Plan” and “Reinvestment Plan.”

We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2020.

Investor Shares

Distributions

The Manager may at any time, in its sole discretion, make and pay distributions of the Fund’s net cash flow or other assets to the Members. In determining cash flow available for distribution, the Manager may deduct any amounts necessary in its sole discretion in the following order of priority to (i) meet expenses and liabilities of the Company, including the one percent (1%) Management Fee as described in the Management Agreement, and establish reserves therefore, (ii) accommodate redemption requests under the Redemption Plan, and/or establish reserves therefore, and/or (iii) meet distributions under its Bonus Program and/or establish reserves therefore. Net capital event proceeds are not generally expected to be distributed. The Manager may, in its sole discretion, make and pay distributions of cash or other assets of the Company.

Cash flow available for distribution will then be divided between the Members as follows:

(i) First, one hundred percent (100%), pro rata to each Investor Member until the such Investor Member has received aggregate distributions for any accrued and unpaid Preferred Return Hurdle. The “Preferred Return Hurdle” means five percent (5%) per annum (0.416667% per month) of the Investor Member’s investment amount, which will be pro-rated based on a three hundred sixty (360) day year (for the avoidance of doubt, this step is intended to represent the applicable calendar month and any remaining shortfall of the pro-rated portion of the Preferred Return Hurdle from the prior calculation periods of that fiscal year);

(ii) Thereafter, fifty percent (50%) of the remainder to our Sponsor and fifty percent (50%) of the remainder to the Investor Members.

We expect that our Manager will declare and pay distributions as of the last day of each calendar month. Therefore, new investors can expect to receive distributions as of the last day of each calendar month commencing as of the date of this Offering Circular. Investor Members will be entitled to declared distributions on each of their Investor Shares, including the Investor Shares issued under the Reinvestment Plan until Investor Shares are redeemed under the Redemption Plan, if ever.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). Distributions will be authorized at the discretion of our Manager, in accordance with our earnings, present and reasonably projected future cash flows and general financial condition. Our Manager’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains.

We are not prohibited from distributing our own securities in lieu of making cash distributions to Investor Members. Our Operating Agreement also gives the Manager the right to distribute other assets rather than cash. The receipt of our securities or assets in lieu of cash distributions may cause Investor Members to incur transaction expenses in liquidating the securities or assets. We do not have any current intention to list our Investor Shares on a stock exchange or other trading market, nor is it expected that a public market for the Investor Shares will develop.

Although our goal is to fund the payment of distributions solely from cash flow from operations, we may pay distributions from other sources, including the net proceeds of this Offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources. If we fund distributions from financings or the net proceeds from this Offering, we will have less funds available for investment in Real Estate Investments. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial Real Estate Investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings, our offering proceeds or other sources to fund our distributions. Additionally, we will make certain payments to our Manager for services provided to us. See “Management Compensation.” Such payments will reduce the amount of cash available for distributions. Finally, payments to fulfill redemption requests under our Redemption Plan will also reduce funds available for distribution to remaining Investor Members.

Our distributions will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.

Funds from Operations and Adjusted Fund from Operations

Our Manager believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non- GAAP measures, are additional appropriate measures of the operating performance of a REIT and of our Company in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/ uncombined partnerships and joint ventures. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

We calculate AFFO by subtracting from (or adding to) FFO:

●	the amortization or accrual of various deferred costs; and

●	an adjustment to reverse the effects of unrealized gains/(losses).

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash expenses. Additionally, FFO and AFFO serve as measures of our operating performance because they facilitate evaluation of our Company without the effects of selected items required in accordance with GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Voting Rights

Our Investor Members will have voting rights only with respect to certain matters, as described below. Each outstanding Investor Share entitles the holder to one vote on all matters submitted to a vote of Investor Members until the redemption date as described below in “Redemption Plan.” Generally, matters to be voted on by our Investor Members must be approved by either a majority or supermajority, as the case may be, of the votes cast by all Investor Shares present in person or represented by proxy. If any such vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

The following circumstances will require the approval of holders of Investor Shares representing a majority or supermajority, as the case may be:

●	any amendment to our Operating Agreement that would adversely change the rights of the Investor Shares (majority vote of affected class/series);

●	removal of our Manager as the manager of our Company for “cause” as described under “Management – Term and Removal of Our Manager” (two-thirds vote of the affected class/series); and

●	all such matters as our Manager, in its sole discretion, determines will require the approval of Investor Members, or as otherwise required by law.

Further, the following circumstances require unanimous consent of the Manager and each affected Member:

●	any amendment to our Operating Agreement deleting or modifying any of the amendments requiring majority consent;

●	any amendment that would require an Investor Member to make additional capital contributions; and

●	any amendment that would impose personal liability on any Investor Member.

Liquidation Rights

In the event of a liquidation, termination or winding up of our Company, whether voluntary or involuntary, we will first pay or provide for payment of our debts and other liabilities, including the liquidation preferences of any class or series of shares. Thereafter, holders of our Investor Shares will share in our funds remaining for distribution pro rata in accordance with their respective interests in our Company.

Transfer Agent Registrar

As of the date of this Offering Circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we are required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Operating Agreement

Non-Member Manager

Our Operating Agreement designates Concreit Fund Management LLC, an affiliate of our Sponsor, as our non-member manager. Our Manager will generally not be entitled to vote on matters submitted to our Investor Members, although its approval will be required with respect to certain amendments to the Operating Agreement that would adversely affect its rights. Our Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

Our Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Investor Members and will not be subject to any different standards imposed by our Operating Agreement, the Delaware Limited Liability Act (the “Act”) Act or under any other law, rule or regulation or in equity.

Organization and Duration

We were formed on May 24, 2019, as Concreit Fund I LLC, a Delaware limited liability company and is intended to have a perpetual life; however, the Company shall be dissolved upon the first to occur of the following (i) within twelve (12) months following the sale of all or substantially all of the assets of the Company, (ii) at any time that there are no Members of the Company, unless the Company is continued in accordance with the Act or (iii) the entry of a decree of judicial dissolution pursuant to the Act.

Purpose

Under our Operating Agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreement relating to such business activity; provided, however, that, our Manager may only revoke or otherwise terminate our REIT election, without approval of our Investor Members, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing an Investor Share, you will be admitted as an Investor Member of our Company and will be bound by the provisions of, and deemed to be a party to, our Operating Agreement. Pursuant to the Operating Agreement, each Member grants to our Manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, our Operating Agreement.

No Fiduciary Relationship with our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. Our Manager performs its duties and responsibilities pursuant to our Operating Agreement. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Investor Members. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. See ‘Management – Limited Liability and Indemnification of Our Manager and Others’ in this Offering Circular for more detailed information.

Limited Liability and Indemnification of Our Manager and Others

Subject to certain limitations, our Operating Agreement limits the liability of our Manager, its members and managers, and its affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its members and managers, and its affiliates. See ‘Management – Limited Liability and Indemnification of Our Manager and Others’ in this Offering Circular for more detailed information.

Amendment of Our Operating Agreement; Exclusive Authority of our Manager to Amend our Operating Agreement

Amendments to our Operating Agreement may be proposed only by or with the consent of our Manager. Our Manager will not be required to seek approval of the Investor Members to adopt or approve any amendment to our Operating Agreement, except to the extent that such amendment would limit the rights of the holders of any class or series of shares or would otherwise have an adverse effect on such holders. In such a case, the proposed amendment must be approved in writing by holders representing a majority of the class or series of shares so affected. Further, unanimous consent of affected Investor Members is required if an amendment deletes or modifies an existing amendment, requires Investor Members to make additional capital contributions, or imposes personal liability on any Investor Member. See “Voting Rights” for more information.

Exclusive Forum Provision

Our Operating Agreement provides in section 13.3 that the Delaware courts or the Federal courts located in Delaware are the exclusive forums for any controversies or disputes arising from the Operating Agreement, except as to any disputes or controversies pertaining to the removal of the Company’s Manager as reflected in section 5.6.2.3 of the Operating Agreement. Despite the fact that the Operating Agreement provides for this exclusive forum provision to be applicable to the fullest extent permitted by applicable law, Section 27 of the Exchange Act, as amended, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act, as amended, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, this section 13.3 of the Company’s Operating Agreement would not apply to claims brought to enforce a duty or liability created by the Exchange Act or Securities Act for which the federal courts have exclusive jurisdiction.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and federal income tax purposes, our fiscal year and our tax year are the calendar year.

Restrictions on Ownership of Shares Ownership Limit

In order for us to qualify as a REIT under the Code, Shares of our Company must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “U.S. Federal Income Tax Considerations— Requirements for Qualification—General.”

To assist us in qualifying as a REIT, our Operating Agreement, subject to certain exceptions, contains restrictions on the number and value of our Investor Shares and the number and value of shares of our Company that a person may own. Our Operating Agreement provides that generally no person may own, or be deemed to own, by virtue of certain attribution provisions of the Code, either more than 9.8% in value or in number of our Investor Shares, whichever is more restrictive, or more than 9.8% in value or in number of our shares, whichever is more restrictive. Accordingly, no person may own, or be deemed to own, more than 9.8% in value or in number of our shares, whichever is more restrictive. We refer to these limits collectively as the “ownership limit.” An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of the shares of our company described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares.

The applicable constructive ownership rules under the Code are complex and may cause our shares owned actually or constructively by a group of individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of our Investor Shares, whichever is more restrictive, or 9.8% by value or number of our shares, whichever is more restrictive, (or the acquisition of an interest in an entity that owns, actually or constructively, our shares by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our Manager may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular Investor Member if the shareholder’s ownership in excess of the ownership limit would not result in our company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in our company failing to qualify as a REIT. As a condition of its waiver or grant of excepted holder limit, our Manager may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our Manager in order to determine or ensure our company’s qualification as a REIT. In addition, our Manager will reject any investor’s subscription in whole or in part if it determines that such subscription would violate such ownership limits.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our Manager may from time to time increase or decrease the ownership limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding of our Company or our Company would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, our Manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our Investor Shares or shares of our Company, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our Investor Shares or shares of our Company, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our Investor Shares or shares of our Company, as applicable, in excess of such percentage ownership of our Investor shares or shares of our company will be in violation of the ownership limit.

●	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our Company that would result in our company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

●	any person from transferring our shares if such transfer would result in our shares being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our shares, or who would have owned our shares transferred to a trust as described below, must immediately give us written notice of the event, or in the case of an attempted or proposed transaction, must give at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our shares will not apply if our Manager determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our shares as described above is no longer required in order for us to qualify as a REIT.

If any transfer of our shares would result in our shares being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our Manager or in our company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our operating agreement provides that the transfer of the shares will be null and void.

Shares of our company transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported NAV value for our Investor Shares on the day of the event which resulted in the transfer of such shares to the trust) and (2) the last reported NAV value of our Investor Shares on the date we accept, or our designee accepts, such offer (or $1.00 if no NAV has been reported). We may reduce the amount payable by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as practicable after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of shares of our company. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported NAV value for our Investor Shares on the day of the event which resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that our shares have been transferred to a trust, such shares are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that our shares have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to Delaware law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

●	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

●	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible company action, then the trustee may not rescind and recast the vote.

In addition, if our Manager determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our shares, our Manager may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem our shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of five percent (5%) or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our shares, within thirty (30) days after the end of each taxable year, must give us written notice, stating the shareholder’s name and address, the number of shares of each class of our company that the shareholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each shareholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing our shares will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the Investor Shares or otherwise be in the best interest of the holders of the Investor shares.

Prospect of Roll-Up/Public Listing

Our Manager may determine that it is in our best interest to (i) contribute to, or convert the Company into, an alternative vehicle, through consolidation, merger or other similar transaction with other companies, some of which may be managed by our Manager or its affiliates (a “Roll-Up”) or (ii) list our shares (or shares of the Roll-Up vehicle) on a national securities exchange. In connection with a Roll-Up, Members may receive from the Roll-Up vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as our Manager deems fair and reasonable, provided, however, that our Manager will be required to obtain approval of Members holding a majority of the outstanding Shares if required by applicable laws or regulations.

Anti-Takeover Effects of Our Operating Agreement and Delaware Law

The following is a summary of certain provisions of our Operating Agreement and Delaware law that may be deemed to have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of our Company. The provisions include the following:

Authorized but Unissued Shares

Our Operating Agreement authorizes us to issue additional Shares or other securities of our Company for the consideration and on the terms and conditions established by our Manager without the approval of our Members. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of Shares of our Company, and to fix the number of Shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional Shares and other securities could render more difficult or discourage an attempt to obtain control over us by means of a tender offer, merger or otherwise.

Delaware Business Combination Statute – Section 203

We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our Operating Agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting shares. Our Manager and Members by majority consent may elect to amend our Operating Agreement at any time to have Section 203 apply to us.

Reports to Members

Our Operating Agreement requires that we prepare an annual report and deliver it to our Members within a reasonable time after the end of each fiscal year. Our Manager is required to take reasonable steps to ensure that the annual report complies with our Operating Agreement provisions and with applicable securities laws.

Under the Securities Act, we must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. In addition, we will provide you directly with periodic updates, including offering circulars, offering circular supplements, monthly pricing supplements, quarterly information statements and other information.

We will provide such periodic updates electronically through the Concreit Platform and Concreit App, and documents will be provided electronically. You may access and print all periodic updates provided through our Concreit Platform or Concreit App. As periodic updates become available, we will notify you of this by sending you an e-mail message or notifications via the Concreit App that will include instructions on how to retrieve the periodic updates. We will provide you with paper copies at any time upon request. The contents of the Concreit Platform or the Concreit App are not incorporated by reference in or otherwise a part of this Offering Circular.

REDEMPTION PLAN

While you should view your investment as long-term, we have adopted a Redemption Plan which may provide an opportunity for our Investor Members to have their Investor Shares redeemed by us, subject to certain restrictions and limitations. Investor Shares may be redeemed at under the Redemption Plan at any time subject to the limitations and restrictions set forth under the Redemption Plan.

The purchase price for Investor Shares redeemed under the Redemption Plan will be as follows:

Investor Share Purchase Anniversary(1)	Redemption Price as a Percentage of Purchase Price or NAV (2)

Less than 1 year	Discounted NAV per Investor Share (3)
1 year and longer	100.00% NAV per Investor Share

(1)	The Investor Share Purchase Anniversary relates to initial purchase date of the Investor Shares that are the subject of the redemption.

(2)	Notwithstanding the foregoing, during the period of any public offering, the redemption price will be adjusted, as deemed necessary, to be equal to or below the price of the Investor Shares offered in any offering. Further, redemption of Investor Shares issued pursuant to the Company’s Reinvestment Plan will be priced based upon the value ascribed to such shares on the date of distribution.

(3)	Discounted NAV per Investor Share shall mean the NAV per Investor Share less 20% of the aggregate distributions received by the Investor Member as of the date of the submission of the redemption request. Distributions received in other form than cash will be valued based upon their fair market value as of the date of the distribution, or with regards to distributions in kind, based upon the NAV per Investor Shares as of the date of the distribution.

Redemption of Investor Shares

Any redemptions of Investor Shares will be made monthly upon written request of at least five (5) business days prior to the end of the applicable month. At such time, the Company may, at the Company’s sole discretion, choose to redeem such Investor Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption nor that the Manager will exercise its discretion to redeem such Investor Shares and, accordingly, a Member’s Investor Shares may not be redeemed in such redemption period, or at any point thereafter. In the event that the Manager, in its sole discretion, decides to redeem such Investor Shares, the Manager anticipates that, contingent upon the receipt of the completed redemption documents at least two days prior to the last day of the respective calendar month, the redemption price will be paid no later than seven (7) business days after the last day of the prior calendar month.

Funds for Redemption of Investor Shares

If the Company elects to redeem Investor Shares, the Company will deploy the full amount of the Liquidity Reserve, the full amount of the proceeds from the sale of the Investor Shares under the Reinvestment Plan, as amended, and indebtedness incurred by the Company to satisfy redemption requests. Moreover, the Company may, at its sole discretion, may use the proceeds of any public or private offering of the Company’s Investor Shares for redemptions. However, at no time during a twelve (12) month period, may the number of Investor Shares the Company redeems exceed five percent (5%) of the weighted average number of Investor Shares of the Company’s Investor Shares at the beginning of such twelve (12) month period.

Insufficient Funds

In the event there are insufficient funds to redeem all of the Investor Shares for which redemption requests have been submitted, and the Company determines to redeem Investor Shares, the Investor Shares will be redeemed on a pro rata basis at the end of each month. An Investor Member whose Investor Shares are not redeemed due to insufficient funds in that month can (i) withdraw his or her request for redemption, or (ii) the request to redeem the Investor Shares will be carried over to the next monthly period, if any, and be honored at such time as sufficient funds exist on a ‘first in, first out’ basis.

Excess Funds

If the full amount of funds available for any given month exceeds the amount necessary for such redemptions, the remaining amount may be held for subsequent redemptions unless such amount is sufficient to make an additional Real Estate Investment or is used to repay outstanding indebtedness.

Amendment or Suspension of the Plan

The Manager, in its sole discretion, may amend or suspend the Redemption Plan at any time it determines that such amendment or suspension is in the Company’s best interests. The Manager may amend or suspend the Redemption Plan if:

(i)	it determines, in its sole discretion, that the Redemption Plan impairs the Company’s capital or operations;

(ii)	it determines, in its sole discretion, that an emergency makes the Redemption Plan not reasonably practical;

(iii)	any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the Members;

(iv)	it determines, in its sole discretion, that the Redemption Plan would be unlawful;

(v)	it determines, in its sole discretion, that redemptions under the Redemption Plan, when considered with all other sales, assignments, transfers and exchanges of the Investor Shares, could cause direct or indirect ownership of the Investor Shares to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or

(vi)	it determines, in its sole discretion, that such amendment or suspension would be in the Company’s best interest.

REINVESTMENT PLAN

The following is a summary of the automatic distribution reinvestment plan (the “Reinvestment Plan”) adopted by the Company.

Under the Reinvestment Plan, Distributions declared by the Manager will automatically be reinvested in additional Investor Shares of the Company. Each Investor Member of the Company may elect to receive Distributions in cash (i.e., “opt-out”) rather than participate in the Reinvestment Plan. For any Investor Member that does not elect such opt-out (each, a “Participant” and collectively, “Participants”), Distributions on such Investor Member’s Investor Shares will be reinvested by the Manager, in the form of newly issued Investor Shares. Participation in the Reinvestment Plan is completely voluntary and may be terminated or resumed at any time without penalty by written notice, subject to the restrictions and limitations set forth in the Reinvestment Plan.

Account

The Manager will credit the account of each Investor Member in the same name in which such Investor Member’s Investor Shares are registered. Whenever the Manager declares a Distribution payable in cash, non-participants in the Reinvestment Plan will receive cash and Participants in the Reinvestment Plan will receive the equivalent in Investor Shares, including fractions thereof.

Valuation

The number of Investor Shares Investor Member’s will receive on the payment date for a Distribution, will be determined by dividing the dollar amount of the Distribution by the most recently computed NAV per Investor Share.

Number of issued Investor Shares under the Reinvestment Plan

The number of Investor Shares of the Company’s Investor Shares authorized for issuance under the Reinvestment Plan shall count towards the $50,000,000 maximum offering amount for each twelve (12) month period of Investor Shares being offered pursuant to this Offering Circular, subject and contingent upon the qualification by the SEC. A Participant shall not be able to acquire Investor Shares under the Reinvestment Plan to the extent such purchase would cause the Company to exceed the offering limit set forth in this Offering Circular

Procedures for Participation

Holders of Investor Shares will automatically be enrolled as Participants in the Reinvestment Plan unless such holder opts-out of the Reinvestment Plan at the time of their initial subscription or upon written notice via the Concreit App to receive Distributions in cash. Participants who decide to opt-out of the Reinvestment Plan may subsequently elect to re-enroll by completing and executing an enrollment form of the Company (the “Enrollment Form”) provided through the Concreit App. The Enrollment Form must be received by the Company ten (10) days prior to the Distribution payment date in order to participate in the succeeding Distribution. Otherwise such enrollment will be deemed effective with respect to any subsequent Distribution.

General Terms of the Reinvestment Plan

●	Selling commissions shall not be charged on the Investor Shares distributed pursuant to the Reinvestment Plan;

●	Participants shall not be charged any fees related to the Reinvestment Plan;

●	The Manager shall promptly reinvest Distributions under the Reinvestment Plan following the payment date with respect to such Distributions to the extent that Investor Shares are available for purchase under the Reinvestment Plan. If, for any reason beyond the control of the Manager, reinvestment of the Distribution cannot be completed within thirty (30) days after the applicable payment date for Distribution, funds held by the Manager on behalf of a Participant will be distributed to that Participant;

●	Participants in the Reinvestment Plan are required to invest one hundred percent (100%) of Distributions in Investor Shares. As a result, the purchase of fractional Investor Shares may occur;

●	A Participant will not be able to acquire Investor Shares under the Reinvestment Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s limited liability company agreement, as amended.

BONUS PROGRAM

Currently, our Manager is in the process of developing and adopting a bonus program (the “Bonus Program”) under which Investor Members will be eligible to receive a distribution of up to 0.50% based upon our assets under management, distributable on a monthly basis. Once adopted, every Investor Member will automatically participate in the Bonus Program unless the Investor Member ‘opts-out’. Investor Members who simultaneously participate in the Reinvestment Plan will receive Investor Shares, whereas Investor Members who do not participate in the Reinvestment Plan will receive distributions in cash.

U.S FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and relating to the purchase, ownership and disposition of our Investor Shares. Because this is a summary that is intended to address only certain material U.S. federal income tax considerations relating to the ownership and disposition of our Investor Shares generally applicable to holders, it may not contain all the information that may be important to you. For purposes of this section, the term “shareholder” is used interchangeably with the term “Member” as defined herein. As you review this discussion, you should keep in mind that:

●	the tax consequences to you may vary depending on your particular tax situation;

●	special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, a person holding their interest through a partnership or similar pass-through entity, a person subject to the alternative minimum tax provisions of the Code, a person holding our Investor Shares as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment, a person who marks-to market our Investor Shares, a U.S. expatriate, a U.S. shareholder (as defined below) whose functional currency is not the U.S. dollar or are otherwise subject to special tax treatment under the Code;

●	this summary does not address state, local or non-U.S. tax considerations;

●	this summary does not address other federal tax considerations aside from U.S. federal income taxes, such as alternative minimum taxes or estate taxes;

●	this summary assumes that shareholders hold our Investor Shares as a “capital asset” within the meaning of Section 1221 of the Code;

●	this summary does not address U.S. federal income tax considerations applicable to tax-exempt organizations and non-U.S. persons, except to the limited extent described below; and

●	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our Investor Shares on your particular tax situation, including any state, local or non-U.S. tax consequences.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts, and that a court could agree with the IRS. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is also based upon the assumption that we will operate Multi-Housing Income REIT, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents.

The federal income tax treatment of holders of Investor Shares depends in some instances on determinations of fact and interpretations of complex provisions of United States federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding our Investor Shares will depend on the shareholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our Investor Shares.

Taxation of Concreit Fund I LLC

We intend to elect to be taxed as a REIT beginning with the taxable year ending December 31, 2020, which may be extended by our Manager until the taxable year ending December 31, 2021. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to shareholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that our ownership, form of organization and our operations through the date hereof and our proposed ownership, organization and method of operations thereafter have enabled and will enable us to qualify as a REIT beginning with our taxable year ended December 31, 2020. Our qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels, diversity of share ownership, and various other qualification tests imposed under the Code discussed below. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT for a particular year also requires that we satisfy certain asset and gross income tests during such year, some of which depend upon the fair market values of assets in which we directly or indirectly own an interest. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “Requirements for Qualification—Failure to Qualify.”

So long as we qualify for taxation as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal income tax on our net income that we distribute currently to our shareholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and shareholder levels) that generally results from an investment in a corporation.

However, even if we qualify for taxation as a REIT, we will be subject to federal income tax as follows:

●	We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid. See “Requirements for Qualification—Annual Distribution Requirements.”

●	Under some circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

●	If we have net income from “prohibited transactions” we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property. See “Requirements for Qualification—Prohibited Transactions.”

●	If we elect to treat property that we acquire with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property will be subject to tax at the highest corporate rate. See “Requirements for Qualification—Prohibited Transactions” and “Requirements for Qualification—Foreclosure Property.”

●	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability. See “Requirements for Qualification—Income Tests.”

●	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, and we qualify for and satisfy certain cure provisions, then we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to corporations. See “Requirements for Qualification—Asset Tests.”

●	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure. See “Requirements for Qualification—Failure to Qualify.”

●	If we fail to qualify for taxation as a REIT because we fail to distribute by the end of the relevant year any earnings and profits we inherit from a taxable C corporation during the year (e.g., by tax-free merger or tax-free liquidation), and the failure is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits. See “Requirements for Qualification—General.” We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record- keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “—Requirements for Qualification—General.”

●	We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years. See “—Requirements for Qualification— Annual Distribution Requirement.”

●	We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts (or on certain expenses deducted by our TRS) if arrangements among us, our residents and/or our TRS are not comparable to similar arrangements among unrelated parties. See “Requirements for Qualification—Effect of Subsidiary Entities.”

●	We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us. Specifically, to the extent we acquire any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a five-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax at the highest regular corporate tax rate, which is currently 35%. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) our adjusted basis in such asset as of the beginning of such recognition period. See “Requirements for Qualification—Tax on Built-in Gains of Former C Corporation Assets.”

●	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a shareholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the shareholders’ basis in our stock. See “Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Dividends.”

●	We may have subsidiaries or own interests in other lower-tier entities that are C corporations that will elect, jointly with us, to be treated as our TRSs, the earnings of which would be subject to U.S. federal corporate income tax. See “—Requirements for Qualification—Effect of Subsidiary Entities.”

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

General

We intend to elect to be taxed as a REIT under the Code effective with our taxable year ended December 31, 2020. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and dividends of income to shareholders, beginning with our taxable year ended December 31, 2020, unless otherwise noted.

The Code defines a REIT as a corporation, trust, or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)	in which, during the last half of each taxable year, commencing with its second REIT taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities (the “5/50 Test”);

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder;

(9)	that has no earnings and profits from any non-REIT taxable year as of a successor to any subchapter C corporation at the close of any taxable year; and

(10)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, we intend to be our taxable year ended December 31, 2020).

We believe that after the offering we will have sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter provides restrictions regarding the transfer of shares of our capital stock that are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above (as described in “Description of Shares— Restriction on Ownership of Shares.”). These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. In addition, to the extent necessary to assist us in obtaining a sufficient number of shareholders to meet condition (5), we may issue 125 shares of a new series of preferred stock in a private offering.

We intend to comply with condition (7) above by electing to be taxed as a REIT as part of our U.S. federal income tax return for our taxable year ending December 31, 2020, which may be extended by our Manager until December 31, 2021.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its shareholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

For purposes of condition (8) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

In addition, as described in condition (9) above, a REIT may not have any undistributed C corporation earnings and profits at the end of any taxable year. Upon our election to be taxable as a REIT, any earnings and profits that we may have accumulated while we were taxable as a C corporation would have to be distributed no later than the end of the first year for which we elect REIT status. If we fail to do so, we would not qualify to be taxed as a REIT for that year and a number of years thereafter, unless we are able to rely on certain relief provisions.

The Code provides relief from violations of the REIT gross income requirements, as described below under “Requirements for Qualification—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met. REITs that take advantage of this relief provision must pay a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “Requirements for Qualification—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met. Again, REITs that take advantage of this relief provision must pay a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. A REIT that is a partner in a partnership (or a member of a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs, as described below.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary (including an entity that is treated as an association taxable as a corporation for U.S. federal income tax purposes) that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries will not be subject to U.S. federal income taxation but may be subject to state and local taxation in some states. Certain other entities also may be treated as disregarded entities for U.S. federal income tax purposes, generally including any wholly-owned domestic unincorporated entity that would be treated as a partnership if it had more than one owner. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity.

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation (other than a TRS). See “Requirements for Qualification—Asset Tests” and “Requirements for Qualification—Income Tests.”

Taxable REIT Subsidiaries. A TRS is a corporation in which we directly or indirectly own stock and that jointly with us elects to be treated as our TRS under Section 856(l) of the Code. In addition, if we have a TRS that owns, directly or indirectly, securities representing more than 35% of the voting power or value of a subsidiary corporation, that subsidiary would also be treated as our TRS. A TRS is subject to U.S. federal income tax and state and local income tax, where applicable, as a regular C corporation.

Generally, a TRS can perform impermissible resident services without causing us to receive impermissible resident services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our residents and/or the TRS are not comparable to similar arrangements among unrelated parties.

We may own interests in one or more TRSs that may perform certain services for our residents, receive management fee income and/or hold interests in joint ventures and private equity real estate funds that might hold assets or generate income that could cause us to fail the REIT income or asset tests or subject us to the 100% tax on prohibited transactions. Our TRSs may incur significant amounts of U.S. federal, state and local income taxes.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to pay dividends to our shareholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Subsidiary REITs

If any REIT in which we acquire an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS, as further described below.

Income Tests

To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income generally must be derived from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for the 75% test. Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions and certain other income and gains described below, must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or securities other than stock or securities held primarily for sale to customers in the ordinary course of our trade or business.

Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. This limitation does not apply, however, where the lessee leases substantially all of its interest in the property to residents or subresidents to the extent that the rental income derived by the lessee would qualify as rents from real property had we earned the income directly. Second, rents received from a “related party resident” will not qualify as rents from real property in satisfying the gross income tests unless the resident is a TRS and either (i) at least 90% of the property is leased to unrelated residents and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated residents for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A resident is a related party resident if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the resident. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to residents (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible resident service income.” Impermissible resident service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible resident service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible resident service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible resident service income will not qualify as rents from real property.

We may directly or indirectly receive dividends from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These dividends generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95%- and 75%-income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the income and profits of any person. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests.

We have not derived, and do not anticipate deriving, rents based in whole or in part on the income or profits of any person, rents from related party residents and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property in sufficient amounts to jeopardize our status as REIT. We also have not derived, and do not anticipate deriving, impermissible resident service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualifying rents would jeopardize our status as a REIT.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. For purposes of this analysis, real property includes ancillary personal property whose value is less than 15% of the total value of the collateral. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, the fair market value of the personal property is 15% or more of the total value of the collateral, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, then the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. In addition, we may be required to retest an otherwise qualifying mezzanine loan if we modify the loan and the modification results in a “significant modification” of the loan for tax purposes. The retesting is applied by comparing the value of the real property collateral at the time of the modification to the outstanding balance of the modified loan. In certain cases, this could result in a previously qualifying loan becoming unqualified in whole or in part. Moreover, if a mezzanine loan or other loan issued by a partnership or disregarded entity was recharacterized as equity for tax purposes, it would likely mean that we should be treated as owning a preferred partnership interest in the underlying assets and would have to include a share of property revenues and gains in our REIT income tests and asset tests as described below. Although loans between unrelated parties are generally respected as debt for tax purposes, no assurance could be given that such loans would not be recharacterized as equity. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

In addition, we and our subsidiaries may invest in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), a REIT holding preferred equity generally will be treated as owing an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize the REIT’s compliance with the REIT income and asset tests described below. In addition, the treatment of interest-like preferred returns in a partnership or a disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. In addition to the risk of loss of REIT status due to nonqualifying income, if the underlying property is dealer property, our gains from the sale of the property would be subject to a 100% tax. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. If the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, our own qualified REIT subsidiary, or a TRS.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. Even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)	at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. Government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt, and debt instruments issued by publicly offered REITs;

(2)	not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;

(3)	except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our TRSs: the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)	not more than 25% (for taxable years beginning before January 1, 2018) or 20% (for taxable years beginning on or after January 1, 2018) of the value of our total assets may be represented by securities of one or more TRSs; and

(5)	not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

We believe that our assets will comply with the above asset tests and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals. For example, we may hold significant assets through a TRS or hold significant non-real estate assets (such as certain goodwill), and we cannot provide any assurance that the IRS might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests. In such case we would be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

In addition, see the discussion of investments in loans and preferred equity above under “Income Tests” and the discussion below under “Investments in Loans and Preferred Equity” for a discussion of how such investments could impact our ability to meet the asset tests.

Sale-Leaseback Transactions

We may make investments in the form of sale-leaseback transactions. We intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the income tests described above, and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described below for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our shareholders.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry- over basis transaction will be included in our REIT taxable income. See “Requirements for Qualification—Tax on Built-in Gains of Former C Corporation Assets” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is generally not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in the REIT’s organizational documents. There is no de minimis exception with respect to preferential dividends. To avoid paying preferential dividends, we must treat every shareholder of the class of shares with respect to which we make a distribution the same as every other shareholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares if there is more than one and will seek to avoid dividend equivalent redemptions. (See “Taxation of Shareholders — Redemptions of our Shares.” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.). If the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. We can provide no assurance that we will not be treated as inadvertently paying preferential dividends.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to U.S. federal income tax on these retained amounts at regular corporate tax rates.

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed. Our shareholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of dividends that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our shareholders, of any dividends that are actually made as ordinary dividends or capital gains. See “Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions.”

We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement and to distribute such greater amount as may be necessary to avoid U.S. federal income and excise taxes. It is possible, however, that, from time to time, we may not have sufficient cash or other liquid assets to fund required distributions as a result, for example, of differences in timing between our cash flow, the receipt of income for GAAP purposes and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of our cash flow to cover our distribution requirements could require us to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends or (5) use cash reserves, in order to comply with the REIT distribution requirements. Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief. If we fail to qualify as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Dividends to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, dividends to our shareholders will generally be taxable to shareholders who are individual U.S. shareholders at a maximum rate of 20%, and dividends received by our corporate U.S. shareholders may be eligible for a dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.

Tax on Built-in Gains of Former C Corporation Assets

If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a five-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 35%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.” Assuming we elect to be taxed as a REIT for the taxable year ending December 31, 2020, we do not believe we have acquired and do not currently expect to acquire assets the disposition of which would be subject to the built-in gains tax but are not foreclosed from doing so in the future.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. However, part of our investment strategy is to purchase assets that provide an opportunity for gain through capital appreciation, and we may sell such assets if beneficial opportunities arise. Therefore, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporation, although such income will be subject to U.S. federal income tax at regular corporate income tax rates. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (1) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or (3) that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Investments in Loans and Preferred Equity

Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs and a portion of such loan will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine if the modified loan is adequately secured by real property as of the modification date. If the IRS were to assert successfully that any mortgage loans we hold were not properly secured by real estate or that the value of the real estate collateral (at the time of commitment or retesting) was otherwise less than the amount of the loan, we could, as mentioned, earn income that is not qualifying for the 75% income test and also be treated as holding a non-real estate investment in whole or part, which could result in our failure to qualify as a REIT. Notwithstanding the foregoing, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the combined fair market values of the personal and real property combined exceed the balance of the mortgage and the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset for purposes of the REIT asset tests. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

In addition, we and our subsidiaries may invest in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), we generally will be treated as owing an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize our compliance with the REIT income and asset tests described above. In addition, the treatment of interest-like preferred returns in a partnership or disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. The IRS could challenge our treatment of such preferred equity investment for purposes of applying the REIT income and asset tests and, if such a challenge were sustained, we could fail to continue to qualify as REIT. In addition, if the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, our own qualified REIT subsidiary, or TRS.

Taxation of Shareholders

Taxation of Taxable Domestic Shareholders

The term “U.S. shareholder” means a holder of our Investor Shares, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our Investor Shares, you should consult your own tax advisor regarding the consequences of the ownership and disposition of our Investor Shares by the partnership.

Dividends. As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income dividends made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends. Dividends paid to a non-corporate U.S. shareholder generally will not qualify for the 20% tax rate for “qualified dividend income.” Qualified dividend income generally includes dividends paid to most U.S. non-corporate taxpayers by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our shareholders, our ordinary dividends generally will not be eligible for the 20% tax rate on qualified dividend income. As a result, our ordinary dividends will continue to be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary dividends (1) attributable to dividends received by us from taxable corporations, such as a TRS, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. Dividends paid to a corporate U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. If we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Dividends from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. shareholder has held our Investor Shares. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at a maximum U.S. federal rate of 20%, in the case of U.S. shareholders who are individuals, trusts, and estates, and 35% for corporations. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% U.S. federal income tax rate for U.S. shareholders who are individuals, trusts or estates, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, we may elect to designate the retained amount as a capital gain dividend with the result that a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. shareholder will recognize gain upon a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted basis in his or her stock as long-term capital gain if the shares of stock have been held for more than one year, or short-term capital gain, if the shares of stock have been held for one year or less.

Shareholders may not include in their own income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable dividends from us and gain from the disposition of our Investor Shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable dividends from us generally will be treated as investment income for purposes of the investment interest limitations. A U.S. shareholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We will notify shareholders after the close of our taxable year as to the portions of the dividends attributable to that year that constitute ordinary income, return of capital and capital gain. However, the aggregate amount of dividends we may designate as qualified dividend income or as capital gain dividends with respect to any tax year beginning after December 31, 2020 cannot exceed the dividends actually paid by us during such tax year.

Dispositions of Our Stock. In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. shareholder has held our stock for more than one year. Otherwise, the U.S. shareholder must treat any such gain or loss as short-term capital gain or loss. However, a U.S. shareholder must treat any loss upon a sale or exchange of our stock held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed dividends from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of our Investor Shares may be disallowed if the U.S. shareholder repurchases our Investor Shares within 30 days before or after the disposition.

Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 39.6%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is currently 20% for sales and exchanges of capital assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, known as unrecaptured section 1250 gains, would have been treated as ordinary income on depreciation recapture if the property were “section 1245 property.” With respect to dividends that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders as long-term capital gains or unrecaptured section 1250 gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate taxpayers) to a portion of capital gain realized by a non-corporate shareholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently up to 35%). A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. shareholder recognizes a loss upon a subsequent disposition of our Investor Shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our Investor Shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us might be subject to disclosure or other requirements pursuant to these regulations.

Redemptions of our Shares. A redemption of our Investor Shares will be treated under Section 302 of the Code as a taxable distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the redeemed shares. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a redemption treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the shareholder, (ii) results in a “complete termination” of the shareholder’s interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular redemption will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, prospective shareholders are advised to consult their own tax advisers to determine such tax treatment.

If a redemption of shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the redeeming shareholder. In addition, although guidance is sparse, the IRS could take the position that shareholders who do not participate in any redemption treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in us as a result of the redemption, even though such shareholder did not actually receive cash or other property as a result of such redemption. The amount of any such constructive dividend would be added to the non-redeeming shareholder’s basis in his shares. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that redemptions taxed as dividends impair our ability to satisfy our distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “— Requirements for Qualification--General — Annual Distribution Requirements”), we have implemented procedures designed to track our shareholders’ percentage interests in our Investor Shares and identify any such dividend equivalent redemptions, and we will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. However, we cannot assure you that we will be successful in preventing all dividend equivalent redemptions.

Liquidating Distributions. Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. shareholder with respect to our Investor Shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common Investor Shares.

Medicare Tax. A U.S. person that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which currently is between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally includes dividends on our stock and gain from the sale of our stock. If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our Investor Shares.

Information Reporting and Backup Withholding. We will report to our shareholders and to the IRS the amount of dividends we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a current rate of up to 28% with respect to dividends unless the holder:

●	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

●	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of any dividends or capital gain dividends to any shareholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. shareholders, see “Taxation of Shareholders—Taxation of Foreign Shareholders—Information Reporting and Backup Withholding.”

Taxation of Foreign Shareholders

The rules governing U.S. federal income taxation of nonresident alien individuals and foreign corporations (“non-U.S. shareholders”) are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of our stock, including any reporting requirements.

Dividends. A non-U.S. shareholder who receives a distribution that is not attributable to gain from our sale or exchange of real property interests, or USRPIs, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding tax rates do not apply to dividends from REITs (or are not as favorable for REIT dividends as compared to non-REIT dividends). However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed on dividends, and in the case of a corporate non-U.S. shareholder also may be subject to a branch profits tax at the rate of 30% (or lower treaty rate). We plan to withhold U.S. federal income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. shareholder unless either:

(i) a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or Form W-8BEN-E (with appropriate attachments) evidencing eligibility for that reduced rate with us; or

(ii) the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income that is effectively connected with a trade or business in the United States.

A non-U.S. shareholder generally will not be subject to U.S. federal income tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. shareholder will be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. shareholder otherwise would be subject to U.S. federal income tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we may withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Additional withholding regulations may require us to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution (other than actual gain dividends subject to FIRPTA, as described below, and except to the extent an exemption or a lower rate of withholding applies), to the extent that we do not do so, we will withhold at a rate of 15% on any portion of such a distribution.

Capital Gain Dividends. Except as discussed below with respect to 10% or less holders of regularly traded classes of stock, “qualified shareholders,” and “qualified foreign pension funds,” for any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on dividends by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the U.S. federal income tax laws known as the Foreign Investment in Real Property Act, or FIRPTA. The term USRPIs includes interests in real property and shares in corporations at least 50% of whose real estate and business assets consist of interests in U.S. real property. Under those rules, a non-U.S. shareholder is taxed on actual gain dividends by us attributable to gain from sales of USRPIs as if the gain were effectively connected with a U.S. trade or business of the non-U.S. shareholder. This FIRPTA look through rule also applies to distributions in redemption of shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI. A non-U.S. shareholder thus would be taxed on such a distribution at regular tax rates applicable to U.S. shareholders, subject to any applicable alternative minimum tax. A corporate non-U.S. shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend and is a distribution attributable to USRPI gain. In addition, we may be required to withhold 35% of any of other capital gain dividends, and we reserve the right to withhold such amounts until guidance is issued clarifying that withholding is not required. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold. However, FIRPTA and the 35% withholding tax will not apply to any distribution with respect to any class of our stock that is regularly traded on an established securities market located in the United States if the recipient non-U.S. shareholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of distribution. Instead, any capital gain dividend will be treated as an ordinary distribution subject to the rules discussed above, which generally impose a 30% withholding tax (unless reduced by a treaty). At the time you purchase shares in this offering, our shares will not be regularly traded on an established securities market and we can give you no assurance that our shares will ever be regularly traded on an established securities market.

Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains generally should be treated with respect to non-U.S. shareholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. shareholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual U.S. federal income tax liability.

Dispositions of Our Stock. A non-U.S. shareholder generally will not incur tax under FIRPTA with respect to gain on a disposition of our Investor Shares as long as at all times during the five-year period ending on the date of disposition non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. For these purposes, if a class of our stock was regularly traded on an established securities market in the United States, a person holding less than 5% of our regularly traded class of stock for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. However, at the time you purchase shares in this offering, our shares will not be regularly traded on an established securities market and we can give you no assurance that our shares will ever be regularly traded in an established securities market. We cannot assure you that our non-U.S. ownership will be less than 50% at any time. Even if our non-U.S. ownership remains under 50% for five years and we otherwise meet the requirements of this rule, pursuant to “certain wash sale” rules under FIRPTA, a non-U.S. shareholder may incur tax under FIRPTA to the extent such shareholder disposes of our stock within a certain period prior to a distribution attributable to USRPI gain and directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods.

Regardless of the extent of our non-U.S. ownership, a non-U.S. shareholder will not incur tax under FIRPTA on a disposition of the shares of our stock if such stock is publicly traded and if such non-U.S. shareholder owned, actually or constructively, at all times during a specified testing period, 10% or less of the total fair market value of such class of stock. The testing period is the shorter of (1) the period during which the non-U.S. shareholder held the shares and (2) the five-year period ending on the disposition date. Therefore, if our stock were to be regularly traded on an established securities market, a non-U.S. shareholder should not incur tax under FIRPTA with respect to gain on a sale of our Investor Shares unless it owns, actually or constructively, more than 10% of our Investor Shares during such testing period. However, at the time you purchase shares in this offering, our shares will not be regularly traded on an established securities market and we can give you no assurance that our shares will ever be regularly traded in an established securities market.

To the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified shareholder is generally a non-U.S. shareholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or NASDAQ, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified shareholder’s stock (determined by applying the ratio of the value of the interests held by applicable investors in the qualified shareholder to the value of all interests in the qualified shareholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. Such treatment shall also apply to applicable investors in respect of dividends treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is a person who holds an interest in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules. Furthermore, while the substantive FIRPTA rules will not apply to qualified shareholders, absent guidance from the IRS the withholding taxes described above may still apply. We reserve the right to withhold such amounts until guidance is issued clarifying that withholding is not required.

The FIRPTA rules will not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by a “qualified foreign pension fund” or any entity all of the interests of which are held by a qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate. Dividends received by qualified foreign pension funds will be taxed as described above under “Taxation of Shareholders—Taxation of Foreign Shareholders—Dividends” as if such distribution is not attributable to the sale of a USRPI. Gain treated as gain from the sale or exchange of our stock (including capital gain dividends and dividends treated as gain from the sale or exchange of our stock under the rules described above at ”Taxation of Shareholders—Taxation of Foreign Shareholders—Dividends”) will not be subject to tax unless such gain is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, in which case the non-U.S. shareholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. shareholders. A Non-U.S. shareholder that is a qualified foreign pension fund can also avoid the withholding taxes described above to the extent it provides the REIT with a certification as to its status.

If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to any applicable alternative minimum tax. Furthermore, a non-U.S. shareholder generally will incur U.S. federal income tax on gain not subject to FIRPTA if:

●	the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain and may be subject to the 30% branch profits tax in the case of a foreign corporation; or

●	the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains derived from sources within the United States.

Redemptions and Liquidating Distributions

A redemption of shares by a non-U.S. shareholder will be treated as a regular distribution or as a sale or exchange of the redeemed shares under the same rules of Section 302 of the Code that apply to U.S. shareholders and which are discussed above under “Taxation of Taxable U.S. Shareholders—Redemptions of our Shares.” Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a redemption treated as a sale or exchange of our shares would be ECI to the non-U.S. shareholder and (ii) if our shares are not a USRPI, gain from a redemption treated as a sale or exchange of our shares would not be subject to U.S. federal income tax.

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. shareholder with respect to our Investor Shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our Investor Shares. Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a liquidating distribution with respect our shares would be ECI to the non-U.S. shareholder and (ii) if our shares are not a USRPI, gain from a liquidating distribution with respect to our shares would not be subject to U.S. federal income tax.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exceptions described above that may apply to a holder of no more than 10% of our Investor Shares if Investor Shares are regularly traded on an established securities market, qualified foreign pension funds or qualified shareholders, distributions in redemption of our Investor Shares and liquidating distributions to non-U.S. shareholders will be treated as ECI and subject to 35% withholding, and also potentially subject to branch profits tax in the case of corporate non-U.S. shareholders, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our stock is a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to United States federal estate tax. The test for whether an individual is a resident of the United States for U.S. federal estate tax purposes differs from the test used for U.S. federal income tax purposes. Some individuals, therefore, may be “non-U.S. shareholders” for U.S. federal income tax purposes, but not for U.S. federal estate tax purposes, and vice versa.

FATCA Withholding on Certain Foreign Accounts and Entities. The Foreign Account Tax Compliance Act, or FATCA, provisions of the Code, enacted in 2010, together with administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on certain types of “withholdable” payments made to “foreign financial institutions” and certain other non-U.S. entities unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertakes to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that have entered into intergovernmental agreements may, in lieu of the foregoing requirements, be required to report such information to their home jurisdiction. For this purpose, subject to certain exceptions, the term “withholdable payment” generally means (i) any payment of interest, dividends, rents, and certain other types of generally passive income if such payment is from sources within the United States, and (ii) any gross proceeds from the sale or other disposition of any property of a type which can produce interest or dividends from sources within the United States (including, for example, stock and debt of U.S. corporations). Withholding under FATCA will apply after December 31, 2018 with respect to the gross proceeds from a disposition of property that can produce U.S. source interest or dividends and began after June 30, 2014 with respect to other withholdable payments. Prospective investors should consult their tax advisors regarding this legislation.

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. shareholder, such holder’s name and address and the amount of tax withheld, if any. A similar report is sent to the non-U.S. shareholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. shareholder’s country of residence. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. shareholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non- U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. shareholder is a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided the required information is furnished to the IRS.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Subject to the exceptions described below, a tax-exempt shareholder generally would not recognize unrelated business taxable income as a result of an investment in our Investor Shares. However, if a tax-exempt shareholder were to finance its acquisition of Investor Shares with debt, a portion of the income that it receives from us and a portion of the gain on sale of our Investor Shares could constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize dividends that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock by value at any time during a taxable year must treat a percentage of the dividends that it receives from us for the taxable year as unrelated business taxable income.

Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares by value only if:

●	the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

●	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of the value of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

●	either (a) one pension trust owns more than 25% of the value of our stock; or (b) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Tax-exempt shareholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Other Tax Considerations

State, Local and Foreign Taxes

We and/or holders of our stock may be subject to state, local and foreign taxation in various state or local or foreign jurisdictions, including those in which we or they transact business or reside. The foreign, state and local tax treatment of us and of holders of our stock may not conform to the U.S. federal income tax considerations discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our Investor Shares.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our shareholders may be enacted, amended or repealed. Changes to the U.S. federal income tax laws and to interpretations of the U.S. federal income tax laws could adversely affect an investment in our Investor Shares.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in our Investor Shares (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making Investor Shares available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in our Investor Shares (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our Investor Shares, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant- Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in our Investor Shares by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in our Investor Shares is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non- exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in our Investor Shares (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in our Investor Shares should consult with their counsel to determine whether an investment in our Investor Shares would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

●	in securities issued by an investment company registered under the Investment Company Act;

●	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

●	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

●	in which equity participation by “benefit plan investors” is not significant (i.e., under 25%).

The shares will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, while our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded. Our charter provides that if benefit plan investors exceed the 25% Limit, we may redeem their interests at a price equal to the then current NAV per share. We intend to rely on this aspect of the Plan Assets Regulation.

IRAs. Our charter provides that, in the event we determine in our discretion that there is a material likelihood that we would be a fiduciary under applicable law with respect to an investor that is subject to ERISA and/or Section 4975 of the Code (e.g., an IRA), we have the authority to redeem such investor’s interests at a price equal to the then current NAV per share.

Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date.

Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” to redeem their shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in our Investor Shares.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our Investor Shares.

The DOL has issued a final regulation significantly expanding the concept of “investment advice” for purposes of determining fiduciary status under ERISA. The DOL recognized that transactions such as the mere offering of the shares to sophisticated Plans could be characterized as fiduciary investment advice under this new regulation absent an exception and that such potential for fiduciary status would not be appropriate in these contexts. Accordingly, the DOL provided an exception based upon satisfaction of certain factual conditions and we may elect to ensure these conditions are satisfied in connection with the offering of the shares. Finally, fiduciaries of Plans should be aware that the Manager is not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the offering or purchase of shares and that the Manager has financial interests associated with the purchase of shares including the fees and other allocations and distributions they may receive from us as a result of the purchase of shares by a Plan.

Form 5500. Plan administrators of ERISA Plans that acquire shares may be required to report compensation, including indirect compensation, paid in connection with the ERISA Plan’s investment in shares on Schedule C of Form 5500 (Annual Return/Report of Employee Benefit Plan). The descriptions in this circular of fees and compensation, including the fees paid to the Manager, are intended to satisfy the disclosure requirement for “eligible indirect compensation,” for which an alternative reporting procedure on Schedule C of Form

5500 may be available.

PLAN OF DISTRIBUTION

Overview

We are offering a maximum of up to $49,200,000 in our Investor Shares pursuant to this Offering Circular. Our Investor Shares being offered hereby will be offered by NCPS through the Concreit Platform and the Concreit App and through such other distribution channels as NCPS may choose to access. As of the date of this Offering Circular the Investor Shares are offered at $1.00 per share for. Thereafter, the per Investor Share purchase price will be adjusted at the beginning of every fiscal month and will be equal to our NAV divided by the number of Investor Shares outstanding as of the last day of the prior fiscal month.

Distribution of Securities

In conducting this offering, the associated persons of Concreit Fund I LLC intend to rely on the exemption from registration contained in Exchange Act Rule 3a4-1. With the exception of offering our Investor Shares online through our Concreit Platform and Concreit App, our Investor Shares will only be offered by registered representatives of NCPS. We may terminate this offering at any time.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Concreit Platform, the Concreit App as well as on the SEC’s website at www.sec.gov.

Neither the Concreit Platform nor the Concreit App is subject to the registrations requirements of Section 304 of the JOBS Act because it does not offer and sell securities pursuant to Section 4(a)(6). Of the Securities Act, and therefore, does not meet the definition of a ”funding portal.”

In order to subscribe to purchase Investor Shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement as provided on the Concreit Platform and the Concreit App (and exhibited to this Offering Circular as Exhibit No. 4.1), and transfer funds by wire or ACH transfer for its subscription amount in accordance with the instructions provided on the subscription agreement. See ‘How to Subscribe’ for more information.

Settlement may occur up to 60 days after a prospective investor submits a subscription agreement, depending on the volume of subscriptions received. An investor will become a member of our Company including for tax purposes, and the Investor Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Manager accepts the investor as a member. The number of Investor Shares issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Suitability

The Investor agrees to provide any additional documentation the Company or NCPS may reasonably request, including documentation as may be required by Company to form a reasonable basis that the Investor qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, or otherwise as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, or as may be required by the securities administrators or regulators of any state, to confirm that the Investor meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits.

State Law Exemption and Offerings to “Qualified Purchasers”

Our Investor Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our Investor Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our Investor Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Investor Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our Investor Shares are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our Investor Shares does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Certificates Will Not be Issued

We will not issue stock certificates. Instead, our Investor Shares will be recorded and maintained on our Company’s membership register.

Transferability of our Investor Shares

Our Investor Shares are generally freely transferable by our Investor Members subject to any restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of our Operating Agreement related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation. The transfer of any our Investor Shares in violation of the Operating Agreement will be deemed invalid, null and void, and of no force or effect. Any person to whom our Investor Shares are attempted to be transferred in violation of the Operating Agreement will not be entitled to vote on matters coming before the Investor Members, receive distributions from our Company or have any other rights in or with respect to our Investor Shares. We will not have the ability to reject a transfer of our Investor Shares where all applicable transfer requirements, including those imposed under the transfer provisions of our Operating Agreement, are satisfied.

Escrow

The proceeds of this Offering will be placed into a non-interest bearing escrow account until such time as the Company provides the Escrow Agent with a minimum offering notice. Upon receipt of such notice, Escrow Agent will disburse the funds to the Company.

North Capital Private Securities Corporation (the “Escrow Agent”) will serve as escrow agent in accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. Investor funds will be held in a segregated bank account until the appropriate event or contingency has occurred. All subscribers will be instructed by the Company or its agents to transfer funds by wire or ACH transfer (“Cash Investment Instruments”) directly to the escrow account established for this Offering. All Cash Investment Instruments shall be payable to the order of “NCPS/Concreit Fund I LLC-Escrow Account.” Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving Investor Shares; escrowed funds may be returned.

Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials regarding this Offering. These materials may include information relating to this Offering, the past performance of our Sponsor and its affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our Investor Shares, these materials will not give a complete understanding of this Offering, us or the Investor Shares and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our Investor Shares.

Offering Circular Supplements and Post-Qualification Amendments

●	to file a sticker supplement pursuant to Rule 253(g) under the Securities Act during the distribution period describing each real estate-related asset not identified in the Offering Circular at such time as there arises a reasonable probability that such asset will be acquired and to consolidate all such stickers into a post-qualification amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Investor Members. Each sticker supplement shall disclose all compensation and fees received by our Manager and its affiliates in connection with any such acquisition. Where appropriate, the post-qualification amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X for properties acquired during the distribution period; and

●	to file, after the end of the distribution period, a current report on Form 1-U containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, where applicable, to reflect each subscription made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the Offering and to provide the information contained in such report to the Investor at least once each quarter after the distribution period of the Offering has ended.

Dealer Manager Agreement

We have engaged NCPS, a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority (FINRA), to act as our soliciting and executing broker in connection with this Offering. Under the terms of the Dealer Manager Agreement, NCPS will identify individuals and/or institutions that NCPS wishes to solicit on behalf of the Company in connection with this Offering. Any such prospective investors will be referred to the Concreit App or Concreit Platform, which are powered by certain applications that the Company has licensed from an affiliate of NCPS, to review this Offering Circular and the subscription agreement. NCPS will have access to the subscription information provided by prospective investors and will serve as broker of record for this Offering by processing submissions of prospective investors through the Concreit Platform or Concreit App and provide investor qualification services (e.g. Know Your Customer and Anti Money Laundering checks).

Fees Paid to North Capital Private Securities Corporation and North Capital Investment Technology, Inc.

We will pay a fee equal to 1.00% of the equity raised in this offering to NCPS, as well as a flat accountable fee of $10,000 related to the due diligence performed by NCPS. The accountable due diligence fee shall be refundable to the extent that expenses are not incurred.

In addition, we will pay to NCPS, as Escrow Agent: (i) an escrow administration fee ($500 for setup, then $100 per month), (ii) check disbursement fees ($10 per outbound check), (iii) wire disbursements ($25 per domestic wire; $45 per international wire), and (iv) transaction costs ($100 for each additional escrow break). We will also be responsible for reimbursing the Escrow Agent for out-of-pocket expenses. Services in addition to and not contemplated in the escrow agreement, including, but not limited to, document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as extraordinary expenses and capped at $5,000.

Further, our Sponsor will pay North Capital Investment Technology, Inc. (“NCIT”), the parent company of NCPS, a monthly administrative fee of $500 for technology tools to facilitate the offering of securities and a one-time installation and setup fee of $2,500 pursuant to a certain software and services license agreement. Investors will not be responsible for reimbursing our Sponsor for any of these fees paid to NCIT.

Organization and offering expenses, as defined in FINRA Rule 2310(b)(4)(C), will not exceed an amount that equals fifteen percent of the gross proceeds of this offering.

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase our Investor Shares who satisfy the “qualified purchaser” standards should proceed as follows:

●	Read this entire Offering Circular and any supplements accompanying this Offering Circular.

●	Electronically complete and execute a copy of the subscription agreement via our Concreit Platform or through the Concreit App. A specimen copy of the subscription agreement, including instructions for completing it, is exhibited to this Offering Circular as Exhibit No. 4.1.

●	Wire or ACH transfer for the full purchase price of the Investor Shares being subscribed for payable to the Escrow Agent.

By executing the subscription agreement and paying the total purchase price for the Investor Shares subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser,” and that such subscription for our Investor Shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

The Company will initially accept payment for the Interests in U.S. Dollars. All subscribers will be instructed by the Company or its agents to transfer funds by wire or ACH transfer directly to the Escrow Agent’s account established for this Offering. Funds will be held in escrow while NCPS conducts its verification of suitability, completion of documentation, allocation of Investor Shares among Investors and confirms closing of the sale. The Manager may accept or reject any subscription in whole or in part, in its sole discretion, for any reason whatsoever, and to withdraw the Offering at any time. In the event the Manager refuses to accept a subscription, any subscription funds received will be returned without interest. Moreover, the Company may terminate the Offering at any time for any reason at its sole discretion. Although not signed at this time, the escrow agreement with NCPS is attached as an exhibit hereto and will be executed between the parties thereto upon the SEC’s qualification of this offering. The execution of the escrow agreement in advance of qualification will subject the issuer to expenses which it shall be able to incur once the offering is certain to launch.

We will attempt to accept or reject subscriptions within 60 days of receipt by us. If we accept your subscription, we will email you a confirmation.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Investment Requirement

You must initially purchase at least 1 share of our Investor Shares in this Offering, or $1.00 based on the current NAV per Investor Share. You should note that an investment in our Investor Shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

LEGAL MATTERS

Neither the Company itself, the Manager, or any of their respective employees, officers, directors, managers, or members is currently engaged in any material legal proceedings.

Neither the Company itself, the Manager, or any of their respective employees, officers, directors, managers, or members is, to the knowledge of the Fund, current the subject of any investigation or proceedings by any governmental authorities.

EXPERTS

The financial statements of Concreit Fund I LLC as of May 24, 2019 included in this preliminary offering circular and elsewhere in the offering statement has been so included in reliance upon the report of dbbmckennon, independent auditors, upon the authority of said firm as experts in accounting and auditing in giving the said report.

We have not engaged an independent valuation services firm, and do not intend to do so until such time as we are required to do so. As further described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Valuation Policies”, our internal accountants will use the estimated market values provided as well as inputs from other sources in its calculation of our monthly NAV per Investor Share.

TESTING THE WATERS MATERIALS

Before the Offering is qualified by the SEC, we might engage in what is commonly referred to as “testing the waters” under 17 CFR §230.255. For example, we might ask for expressions of interest via the Concreit App or Concreit Platform.

In accordance with the SEC’s rules, all of our communications with potential investors will:

State that no money or other consideration is being solicited, and if sent in response, will not be accepted;

State that no offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date;

State that a person's indication of interest involves no obligation or commitment of any kind; and

Either:

●	State from whom a copy of the most recent version of the Preliminary Offering Circular may be obtained, including a phone number and address of such person;

●	Provide the URL where such Preliminary Offering Circular, or the offering statement in which such Preliminary Offering Circular was filed, may be obtained; or

●	Include a complete copy of the Preliminary Offering Circular.

A copy of any such communications will be filed with the SEC.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This Offering Circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Concreit Fund I LLC

Attn: Investor Relations

1411 4th Avenue, Suite 1000, Seattle, WA 98101

legal@concreit.com

(206)-607-6080

Within 120 days after the end of each fiscal year we will provide to our shareholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to shareholders.

We also maintain a website at www.concreit.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this Offering Circular.

INDEX TO FINANCIAL STATEMENTS OF CONCREIT FUND I LLC

CONCREIT FUND I LLC

FINANCIAL STATEMENTS

as of

May 24, 2019

Together with

Independent Auditors’ Report

Concreit Fund I LLC

Certified Public Accountants

Registered Firm - Public Company Accounting Oversight Board

INDEPENDENT AUDITOR’S REPORT

To the Manager and Members

Concreit Fund I LLC

Report on the Financial Statements

We have audited the accompanying financial statements of Concreit Fund I LLC (the “Company”), a Delaware limited liability company, which comprise the balance sheet as of May 24, 20 19, and the related statements of operations and member’s equity, and cash flows as of such date, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Concreit Fund I LLC as of May 24, 20 19, and the results of its operations and its cash flows as of such date, in accordance with accounting principles generally accepted in the United States of America.

continued

INDEPENDENT AUDITOR’S REPORT, continued

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is newly formed and has not yet commenced planned principal operations nor generated revenues or profits since Inception. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Newport Beach, California

October 22, 2019

CONCREIT FUND I LLC

BALANCE SHEET

As of May 24, 2019

Assets
Current assets -
Cash	$-
Total current assets	-

Total assets	$-

Liabilities and Member’s equity
Current liabilities -
Accounts payable	$-
Total current liabilities	-

Total liabilities	-

Commitments and contingencies (Note 4)	-

Member’s equity	-
Total liabilities and member’s equity	$-

See accompanying notes to financial statements.

CONCREIT FUND I LLC

STATEMENT OF OPERATIONS AND MEMBER’S EQUITY

As of May 24, 2019

Revenues	$-

Operating Expenses -
General and administrative	-
Total operating expenses	-

Net income	$-

Beginning member’s equity	-

Ending member’s equity	$-

See accompanying notes to financial statements.

CONCREIT FUND I LLC

STATEMENT OF CASH FLOWS

As of May 24, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$-
Net cash provided by operating activities	-

Change in cash and cash equivalents	-
Cash and cash equivalents, inception	-
Cash and cash equivalents, end of period	$-

Supplemental disclosures of cash flow information:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to financial statements.

CONCREIT FUND I LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Concreit Fund I LLC was formed on May 24, 2019 (“Inception”) in the State of Delaware. The Company’s headquarters are located in Seattle, WA.

Concreit Fund I LLC was formed to make investing into Commercial Real Estate (“CRE”) accessible to the everyday investor and make known the benefits of investing into CRE. The Company intends to qualify as a real estate investment trust (“REIT”) and plans to originate, invest in and manage a diversified portfolio of commercial real investments and other real estate-related assets. Substantially all of the Company’s business will be externally managed by Concreit Fund Management LLC, a Delaware limited liability company (the “Manager”).

The Company will apply to the Internal Revenue Service (the “IRS”) to be treated as a REIT for federal income tax purposes. Although we are not currently aware of any reason why the Company would not qualify as a REIT, we can give no absolute assurance that the IRS will not successfully challenge the classification of the Company as a REIT. To qualify as a REIT, a company must have the bulk of its assets and income connected to real estate investment and must distribute at least 90 percent of its taxable income to shareholders annually in the form of dividends. In addition to paying out at least 90 percent of its taxable income annually in the form of shareholder dividends, a REIT must:

●	Be an entity that would be taxable as a corporation but for its REIT status;

●	Be managed by a board of directors or trustees;

●	Have shares that are fully transferable;

●	Have a minimum of 100 shareholders after its first year as a REIT;

●	Have no more than 50 percent of its shares held by five or fewer individuals during the last half of the taxable year;

●	Invest at least 75 percent of its total assets in real estate assets and cash;

●	Derive at least 75 percent of its gross income from real estate related sources, including rents from real property and interest on mortgages financing real property;

●	Derive at least 95 percent of its gross income from such real estate sources and dividends or interest from any source; and

●	Have no more than 25 percent of its assets consist of non-qualifying securities or stock in taxable REIT subsidiaries.

Going Concern / Management’s Plans

We will rely heavily on financing from the Company’s initial member Concreit Inc. for working capital and have only recently commenced operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Through October 22, 2019, the Company has raised $297,501 – See Note 6. Such proceeds were used towards funding the Company’s operations. During the next 12 months, the Company intends to fund its operations from the financing received from an offering of securities and from its portion of income generated through the Companies investments. If we cannot raise additional short-term capital, we may consume all of our cash reserved for operations. There are no assurances that we will be able to raise capital on terms acceptable to the Company. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our plans, which could harm our business, financial condition and operating results. The financial statements do not include any adjustments that might result from these uncertainties.

CONCREIT FUND I LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 24, 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.

Risks and Uncertainties

The Company has a limited operating history and has not generated revenue intended operations. The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions, including but not limited to: its ability to raise sufficient funds from investors to acquire commercial real estate, the availability of suitable real estate properties to acquire, and changes to Regulation A+ Tier 2. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and the results of its operations.

Cash and Cash Equivalents

For purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

CONCREIT FUND I LLC

NOTES TO FINANCIAL STATEMENTS

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight -line method over the estimated useful life. Leasehold improvements are depreciated over shorter of the useful life or lease life. Maintenance and repairs are charged to operations as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Real Estate Held for Investment

Real estate assets are stated at the lower of depreciated cost or fair value, if deemed impaired. Major replacements and betterments are capitalized and depreciated over their estimated useful lives. Depreciation is computed on a straight-line basis over the useful lives of the properties (buildings and improvements—ten (10) to 40 years; furniture, fixtures and equipment—five (5) to ten (10) years. We continually evaluate the recoverability of the carrying value of its real estate assets using the methodology prescribed in ASC Topic 360, “Property, Plant and Equipment,” Factors considered by management in evaluating impairment of its existing real estate assets held for investment include significant declines in property operating profits, annually recurring property operating losses and other significant adverse changes in general market conditions that are considered permanent in nature. Under ASC Topic 360, a real estate asset held for investment is not considered impaired if the undiscounted, estimated future cash flows of an asset (both the annual estimated cash flow from future operations and the estimated cash flow from the theoretical sale of the asset) over its estimated holding period are in excess of the asset’s net book value at the balance sheet date. If any real estate asset held for investment is considered impaired, a loss is provided to reduce the carrying value of the asset to its estimated fair value.

Real Estate Held for Sale

The Company will periodically classify real estate assets as held for sale. An asset is classified as held for sale after the approval of the Company’s board of directors and after an active program to sell the asset has commenced. Upon the classification of a real estate asset as held for sale, the carrying value of the asset is reduced to the lower of its net book value or its estimated fair value, less costs to sell the asset. Subsequent to the classification of assets as held for sale, no further depreciation expense is recorded. Real estate assets held for sale will be stated separately on the balance sheet. Upon a decision to no longer market as an asset for sale, the asset is classified as an operating asset and depreciation expense is reinstated. A gain or loss on the sale of a property will be recorded in the statement of operations.

Cost Capitalization

A variety of costs are incurred in the acquisition and development of properties such as costs of acquiring a property development costs, construction costs, interest costs, real estate taxes, salaries and related costs and other costs incurred during the period of development. After determination is made to capitalize a cost, it is allocated to the specific component of a project that is benefited. Determination of when a development project is substantially complete and capitalization must cease involves a degree of judgment. Our capitalization policy on development properties is guided by ASC Topic 835-20 “Interest – Capitalization of Interest” and ASC Topic 970 “Real Estate - General”. We cease capitalization on costs upon completion.

Revenue Recognition

The Company primary source of income is expected to be from leasing activities. The Company has adopted ASC Topic 606, “Revenue from Contracts with Customers”, which establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires the Company to recognize, for certain of its revenue sources, the transfer of promised goods or services to customers in an amount that reflects the consideration the Company is entitled to in exchange for those goods or services.

CONCREIT FUND I LLC

NOTES TO FINANCIAL STATEMENTS

The Company will recognize minimum rent, including rental abatements, concessions and contractual fixed increases attributable to operating leases, on a straight- line basis over the term of the non-cancellable term of the related lease and amounts expected to be received in later years will be recorded as deferred rents. The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred in accordance with ASC 840, Leases.

Investments in, and Income from, Private Equity Securities

The Company records its initial investment at cost, recognizes its share of each entity’s income or loss, increases its investment for capital contributions, and reduces its investment balance by any distributions received. Cash distributions that the Company receives in excess of the carrying amount of its investment are recorded as income (if certain criteria are met), and the equity method of accounting is suspended. The Company would record future equity method earnings only after its share of cumulative earnings during the suspended period exceeds the income recognized for the excess cash distributions. The Company’s investments are periodically reviewed for impairment. The Company records an impairment charge when events or circumstances change indicating that a decline in fair value below carrying value has occurred and such decline is other than temporary.

Income Taxes

The Company has elected that its fiscal year will begin on January 1 and end on December 31. It intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such, beginning with the taxable year ending December 31, 2020 The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its shareholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles). As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it distributes qualifying dividends to its shareholders. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income. The Company has not yet filed a tax return and accordingly, is not subject to tax examination by the Internal Revenue Service or state regulatory agencies.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be credit worthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Organizational and Offering Costs

The Company expenses organization costs as incurred and offering cost, when incurred, will be deferred and charged to member’s equity. The deferred offering costs will be charged against the gross proceeds of the offering when received or written off in the event that the offering is not successfully completed. Organization and offering costs of the Company are initially being paid by the Initial Member and/or affiliates on behalf of the Company. The Initial Member and/or affiliates will be reimbursed for organizational costs subject to achieving a minimum capital raise of $ 1,000,000 and offering costs incurred in conjunction with the offering. The Company is not required to reimburse any organizational costs before December 31, 2019.

CONCREIT FUND I LLC

NOTES TO FINANCIAL STATEMENTS

Recent Accounting Pronouncements

Under Section 107 of the JOBS Act, we are permitted to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have difference effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, these consolidated financial statements may not be comparable to companies that adopt accounting standard updates upon the public business entity effective dates.

In February 2016, the FASB issued ASU 2016 -02, Leases (Topic 842) that amended the accounting guidance related to lease accounting. The new standard is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early application of the amendments in this Update is permitted for all entities. The guidance requires lessees, at lease inception, to record on their balance sheets a lease liability for the obligation to make lease payments and a right-of -use (ROU) asset for the right to use the underlying asset for the lease term. Lessees may elect to not recognize lease liabilities and ROU assets for leases with terms of 12 months or less. The lease liability is measured at the present value of the lease payments over the lease term. The ROU asset will be based on the liability, adjusted for lease prepayments, lease incentives, and the lessee’s initial direct costs. For operating leases, lease expense will generally be recognized on a straight-line basis over the lease term. The amended lessor accounting model is similar to the current model, updated to align with certain changes to the lessee model and the new revenue standard. The Company is evaluating the impact that ASU 2016-02 will have on its financial position, results of operations or cash flows.

The Financial Accounting Standards Board (“FASB”) issues Accounting Standard Updates (“ASU”) to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. The Company believes those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company or (iv) are not expected to have a significant impact on the Company.

NOTE 3 – RELATED-PARTY FEES AND EXPENSES

The Manager, or its Affiliates, shall be entitled to receive the following fees:

Asset Management Fee

The Company will pay the Manager an annual asset management fee (the “Management Fee”), in an amount equal to one percent (1.0%) per annum (0.08333% per month) multiplied by the NAV as of the last day of the preceding month, calculated and paid monthly in arrears.

The Manager may deduct installments of the Management Fee when due from any cash distributions to which Investor Members would otherwise be entitled. If any such cash distribution is insufficient to cover the Management Fee in any month, the Investor Members will remit the difference to the Manager in subsequent distribution periods until the difference has been paid in full.

Acquisition Fee

Upon acquisition of fee simple interest in real estate, the Manager will be entitled to a fee equal to one percent (1.0%) if the acquisition dollar amount is greater than or equal to ten (10) million dollars and one-and one-half percent (1.50%) if it is less than ten (10) million dollars. For investments in entities that hold real estate or real estate related assets, the Manager will be entitled to a fee equal to three quarters of a percent (0.75%) of the cost of such investment. When a joint venture of which the fund is a member acquires a fee simple in real estate, the Manager will be entitled to a fee equal to one percent (1.00%) of the cost of the real estate multiplied by the Company’s percentage interest if the joint venture is greater than or equal to ten (10) million dollars and one and one half percent (1.50%) if the cost of the real estate multiplied by the Fund’s percentage interest in the joint venture is less than ten (10) million dollars.

CONCREIT FUND I LLC

NOTES TO FINANCIAL STATEMENTS

Disposition Fee

Upon the Fund selling or disposing of real estate, the Manager will be entitled to a fee equal to twenty-five basis points (0.25%) of the selling price of every fee simple interest in the real estate. Further, upon the Company selling or disposing of a fee simple interest in real estate where it is a member of a joint venture, the Manager will be entitled to a fee equal to twenty-five basis points (0.25%) of the selling price of the real estate multiplied by the Company’s percentage interest in the joint venture.

Financing Fee

When the Company obtains financing for real estate owned, directly or indirectly, the Manager will be entitled to a fee equal to one percent (1%) of the gross amount of the financing. Further, upon the Company obtaining financing of real estate where it is a member of a joint venture, the Manager will be entitled to a fee equal to one percent (1%) of the gross amount of the financing multiplied by the Company’s percentage interest in the joint venture.

Property Management Fee

The Manager will be entitled to a fee of equal to five percent (5.00%) of the gross rental income of the Fund during the preceding month for all properties that the Fund owns in fee simple interest or through a joint venture.

Other Fees

If the Manager is able to engage the servicer of third parties, including but not limited to insurance brokers, real estate brokers, and property managers, at rates below the prevailing market rates, the Manager will be entitled to a fee equal to the difference between the negotiated fee and the prevailing rate.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with, and does not know of any pending or threatening litigation against the Company.

NOTE 5 – MEMBER’S EQUITY

The Company’s initial member, Concreit, Inc., contributed $10,000 to the capital of the Company subsequent to May 24, 2019 - see Note 6. The member interests are non-voting.

The Manager may, in its sole discretion, make and pay distributions of cash or other assets of the Company to the Members. In determining cash flow available for distribution (the “Net Available Cash Flow”), the Manager may deduct any amounts necessary in its sole discretion in the following order of priority to (i) meet expenses and liabilities of the Fund, including the one percent (1%) Management Fee as described in the Management Agreement (as defined in Section 5.1.2), and establish reserves therefore, (ii) accommodate redemption requests under the Redemption Plan, and/or establish reserves therefore, and/or (iii) meet distributions under its Bonus Program and/or establish reserves therefore. Net capital event proceeds are not generally expected to be distributed. The Manager may, in its sole discretion, make and pay distributions of cash or other assets of the Company.

CONCREIT FUND I LLC

NOTES TO FINANCIAL STATEMENTS

Net Available Cash Flow will be determined as of the last day of each calendar month. Each Member’s share of each such distribution of Net Available Cash Flow will then be divided between the Members as follows:

●	First, one hundred percent (100%), pro rata to each Investor Member until the such Investor Member has received aggregate distributions for any accrued and unpaid Preferred Return Hurdle. The “Preferred Return Hurdle” means five percent (5%) per annum (0.416667% per month), which will be prorated based on a three hundred sixty (360) day year (for the avoidance of doubt, this step is intended to represent the applicable calendar month and any remaining shortfall of the prorated portion of the Preferred Return Hurdle from the prior calculation periods of that fiscal year);

●	Thereafter, fifty percent (50%) of the remainder to the Initial Member and fifty percent (50%) of the remainder to the Investor Members.

NOTE 6 – SUBSEQUENT EVENTS

In connection with the preparation of the accompanying financial statements, we have evaluated events and transactions occurring through October 22, 2019, for potential recognition or disclosure.

Offering

As of October 22, 2019, the Company has raised proceeds of $261,500 from affiliates. The Company has $37,501 in escrow awaiting to be released at management’s discretion; however, certain subscription agreements have not been obtained. Management intends to credit the investors’ accounts while in escrow.

New Investments

In July 2019, the Company made a minority-interest investment in a private REIT in the amount of $250,000.

PART III – EXHIBITS

Exhibit No.	Description

2.1*	Certificate of Formation
2.2*	Form of Amended and Restated Limited Liability Company Agreement
4.1	Form of Subscription Agreement
4.2*	Form of Automatic Investment Agreement
6.1*	Management Services Agreement
6.2*	License Agreement
6.3*	Form of Dealer Manager Agreement
6.4*	Form of Software and Services License Agreement
8.1*	Form of Escrow Agreement
11.1*	Consent of Independent Auditor
12.1*	Opinion of Sosnow & Associates PLLC as to the legality of the securities being qualified
13.1*	Solicitation of Interest Materials – Press Releases
13.2*	Solicitation of Interest Materials – Social Media
13.3*	Solicitation of Interest Materials – Homepages
15.1*	Authorizing Resolution adopted by the Manager creating and setting forth the terms of the Investor Shares
15.2*	Redemption Plan
15.3*	Reinvestment Plan
15.4*	Form of NAV Supplement

* Previously Filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on January 29, 2020.

CONCREIT FUND I LLC

By: Concreit Fund Management LLC, its Manager

By	/s/ Sean Hsieh
Sean Hsieh, CEO of Concreit Inc., Manager of Concreit Fund Management LLC

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Sean Hsieh
Sean Hsieh, Chief Executive Officer of Concreit Inc.
Concreit Inc., Manager of Concreit Fund Management LLC, Manager

/s/ Sean Hsieh
Sean Hsieh, Chief Financial Officer of Concreit Fund I LLC

/s/ Chris Garnett
Chris Garnett, Chief Accounting Officer of Concreit Fund I LLC

January 29, 2020